[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit 10.29

COLLABORATION AND LICENSE AGREEMENT

        This COLLABORATION AND LICENSE AGREEMENT (the "Agreement") is entered into on February 13, 2006 (the "Effective Date") between AFFYMAX, INC., a Delaware corporation, with its principal place of business at 4001 Miranda Avenue, Palo Alto, CA 94304, U.S.A. ("Affymax"), and TAKEDA PHARMACEUTICAL COMPANY LIMITED, a company incorporated under the laws of Japan, with a place of business at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka, 540-8645, Japan ("Collaborator"). Affymax and Collaborator are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

RECITALS

        WHEREAS, Affymax is developing its proprietary pegylated [*] drug candidate designated by Affymax as Hematide™ for the treatment of anemia in patients with chronic kidney disease and cancer;

        WHEREAS, Collaborator possesses substantial resources and expertise in the development, marketing, and commercialization of pharmaceutical products in Japan;

        WHEREAS, Collaborator desires to obtain exclusive rights to develop further and commercialize Hematide in Japan, and Affymax is willing to grant such rights on the terms and conditions hereof.

        NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

        As used in this Agreement, the following initially capitalized terms, whether used in the singular or plural form, shall have the meanings set forth in this Article 1. The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

        1.1   "Affiliate" means, with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party. For the purposes of this definition, the word "control" (including, with correlative meaning, the terms "controlled by" or "under the common control with") means, for the purpose of defining the Affiliate under this Section 1.1, the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise. Notwithstanding the foregoing, (i) neither the government of Japan, nor any entity controlled by the government of Japan, shall be deemed to be an Affiliate of Collaborator, and (ii) TAP Pharmaceutical Products Inc. shall not be deemed to be an Affiliate of Collaborator.

        1.2   "Affymax House Marks" means the Affymax names and logo as set forth in Exhibit A.

        1.3   "Affymax Know-How" means all Information that is Controlled by Affymax or its Affiliates during the Term and is necessary or useful for the Development, manufacture and/or Commercialization of the Product. For clarity, Affymax Know-How excludes the Affymax Patents.

        1.4   "Affymax Patent" means any Patent, including any Joint Patent, that (a) is Controlled by Affymax or its Affiliates at any time during the Term, and (b) claims the Peptide, [*],

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Hematide, Product or their manufacture or use or any other invention that is otherwise necessary or useful for the Development, Finished Manufacture and/or Commercialization of the Product hereunder. The list of Affymax Patent as of the Effective Date is attached hereto as Exhibit B, and shall be from time to time amended during the Term to incorporate the then current Affymax Patents.

        1.5   "Affymax Technology" means the Affymax Patent and Affymax Know-How.

        1.6   "Affymax Territory" means worldwide except Japan, its territories and possessions.

        1.7   "Alternative ESA" means any peptide-based synthetic [*] ESA other than Hematide, including any such ESA comprised of (i) the Peptide alone, (ii) some peptide(s) other than the Peptide, (iii) the Peptide linked to a chemical moiety other than the Reagent(s) by any means, or (iv) some peptide(s) other than the Peptide linked to any chemical moiety(ies) by any means.

        1.8   "Backup Product" means any product(s) Controlled by Affymax or its Affiliates, the active therapeutic ingredient(s) of which are Alternative ESAs.

        1.9   "Bulk Hematide" means the active pharmaceutical ingredient (API) for Hematide, in bulk form.

        1.10 "Claims" has the meaning set forth in Section 11.1.

        1.11 "CTA" means an application for clinical trial authorization filed with a Regulatory Authority in the Licensed Territory to undertake clinical trials of an investigational new drug, the filing of which is necessary to commence or conduct clinical testing of a pharmaceutical product in humans in the Licensed Territory.

        1.12 "Collaborator Know-How" means all Information that is Controlled by Collaborator or its Affiliates during the Term under this Agreement and is necessary or useful for the Development, manufacture or Commercialization of the Product. For clarity, Collaboration Know-How excludes Collaborator Patents.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        1.13 "Collaborator Patent" means any Patent, including any Joint Patent, that (a) is Controlled by Collaborator or its Affiliates at any time during the Term under this Agreement, and (b) claims the Peptide, [*], Bulk Hematide and/or Product or any method or composition, or the manufacture or use, of the Peptide, [*], Bulk Hematide and/or Product.

        1.14 "Collaborator Technology" means the Collaborator Patents and Collaborator Know-How.

        1.15 "Commercialization", with a correlative meaning for "Commercialize", means all activities undertaken before and after obtaining Regulatory Approval relating specifically to the pre-launch, launch, promotion, marketing, sale, and distribution of a pharmaceutical product, including: (a) strategic marketing, sales force detailing, advertising, medical education and liaison, and market and product support; and (b) any Phase IV Clinical Trials, and (c) all customer support and Product distribution, invoicing and sales activities.

        1.16 "Confidential Information" means, with respect to a Party, all confidential Information of such Party that is disclosed to the other Party under this Agreement, which may include specifications, know-how, trade secrets, legal information, technical information, drawings, models, business information, inventions, discoveries, methods, procedures, formulae, protocols, techniques, data, and unpublished patent applications, whether disclosed in oral, written, graphic, or electronic form. All confidential Information disclosed by either Party pursuant to the Mutual Confidential Disclosure Agreement between the Parties dated September 30, 2005 shall be deemed to be such Party's Confidential Information disclosed hereunder.

        1.17 "Control" means, with respect to any material, Information, or intellectual property right, that a Party owns or has a license to such material, Information, or intellectual property right and has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to such material, Information, or intellectual property right on the terms and conditions set forth herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be first required hereunder to grant to the other Party such access, license, or sublicense.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        1.18 "Develop" or "Development" means all activities relating to preparing and conducting preclinical testing, toxicology testing, human clinical studies, regulatory affairs, formulation development, process development for Finished Manufacture and associated validation, quality assurance and quality control activities. Development shall exclude all Phase IV Clinical Trials.

        1.19 "Development Plan" means the plan for conducting Development of the Product to be Commercialized by Collaborator in the Licensed Territory, as set forth in Section 3.2.

        1.20 "Diligent Efforts" means, with respect to a Party's obligation under this Agreement to Develop or Commercialize a Product, the level of efforts required to carry out such obligation in a sustained manner consistent with the efforts a similarly situated biopharmaceutical company (in the case of Affymax) or pharmaceutical company (in the case of Collaborator) devotes to a product of similar market potential, profit potential or strategic value within its portfolio, based on conditions then prevailing. Diligent Efforts requires, with respect to such an obligation, that the Party: (a) promptly assign responsibility for such obligation to specific employee(s) who are held accountable for progress and monitor such progress on an on-going basis, (b) set and consistently seek to achieve specific, meaningful and measurable objectives for carrying out such obligation, and (c) consistently make and implement decisions and allocate resources designed to advance progress with respect to such objectives.

        1.21 "[*]" means Affymax's proprietary ESA peptide [*] [*] with the chemical structure attached hereto as Exhibit C.

        1.22 "Dollar" means a U.S. dollar, and "$" shall be interpreted accordingly.

        1.23 "EMEA" means the European Agency for the Evaluation of Medicinal Products, or any successor thereto, which is responsible for coordinating the centralized system for Regulatory Approval of pharmaceutical products in the European Union and the European Economic Area and recommending to the European Commission (the "EC") that the EC grant Regulatory Approval of certain pharmaceutical products in the EU and EEA under such centralized system.

        1.24 "ESA" means erythropoiesis stimulating agent.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        1.25 "FDA" means the U.S. Food and Drug Administration or its successor.

        1.26 "FD&C Act" means the U.S. Federal Food, Drug and Cosmetic Act, as amended.

        1.27 "Field" means the prevention, treatment or amelioration of anemia in humans, including the Renal Indications and the Oncology Indications.

        1.28 "Finished Manufacture" means the manufacture of Finished Product from Bulk Hematide.

        1.29 "Finished Product" means the Product containing Hematide that has been filled into vials, syringes or manufactured into other pharmaceutical presentations, finished and labeled for use in clinical trials or for commercial purposes in accordance with the applicable specifications and legal requirements.

        1.30 "First Commercial Sale" means the first sale to a Third Party of a Product in the Licensed Territory after Regulatory Approval has been obtained in the Licensed Territory.

        1.31 "Formulation Technology" means any technology useful to facilitate delivery of therapeutic compounds, or that is useful to optimize the absorption or distribution of therapeutic compounds in the body, but that is not itself a therapeutic compound; provided that Formulation Technology shall exclude any technology that comprises a chemical modification of the Peptide, [*] or Hematide.

        1.32 "Good Clinical Practices" or "GCP" means the then-current good clinical practice standards, practices and procedures promulgated or endorsed by the Regulatory Authority in the Licensed Territory as set forth in the guidelines including related regulatory requirements imposed by such Regulatory Authority, as they may be updated from time to time.

        1.33 "Good Laboratory Practices" or "GLP" means the then-current good laboratory practice standards promulgated or endorsed by the Regulatory Authority in the Licensed Territory, as they may be updated from time to time.

        1.34 "Good Manufacturing Practices" or "GMP" means the then-current good manufacturing practices required by the Regulatory Authority in the Licensed Territory or, solely

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

for purposes of Affymax's obligations under Sections 1.45 and 10.2(d), by the FDA and by the guideline promulgated by the International Conference on Harmonization designated ICH Q7A, entitled "Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients" and the regulations promulgated thereunder, at least until and unless otherwise agreed by the Parties in the quality agreement entered into pursuant to Section 7.8, for the manufacture and testing of pharmaceutical materials, as they may be updated from time to time.

        1.35 "Governmental Authority" means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

        1.36 "Hematide" means Affymax's proprietary pegylated ESA drug candidate referred to internally as [*], consisting of the [*] attached to the Reagent.

        1.37 "IND" means (a) an Investigational New Drug Application as defined in the applicable regulations promulgated by the Regulatory Authority in the Licensed Territory, the filing of which is necessary to commence or conduct clinical testing of a pharmaceutical product in humans in the Licensed Territory.

        1.38 "Information" means any data, results, technology, business information, and information of any type whatsoever, in any tangible or intangible form, including, without limitation, know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, expertise, technology, test data (including pharmacological, biological, chemical, biochemical, toxicological, preclinical and clinical test data), analytical and quality control data, stability data, other study data and procedures.

        1.39 "Initial Indications" means the Renal Indications and/or the Oncology Indications.

        1.40 "Joint Committee" means the committee formed by the Parties as described in Section 2.1(a).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        1.41 "Joint Inventions" has the meaning set forth in Section 9.1.

        1.42 "Joint Patent" has the meaning set forth in Section 9.3(c).

        1.43 "Laws" means all relevant laws, statutes, rules, regulations, guidelines, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

        1.44 "Licensed Territory" means Japan, including its territories and possessions.

        1.45 "Manufacturing Costs" ("MC") means:

          (a)   With respect to Bulk Hematide supplied to Affymax by its Third Party contract manufacturer(s), Manufacturing Costs shall mean the sum of (i) all amounts of all payments that Affymax makes to such Third Party contract manufacturer(s) for supply and delivery to Collaborator (either directly, or first to Affymax for subsequent delivery to Collaborator) of such Bulk Hematide, plus all payments made to third party contractors for release and batch stability testing services for Bulk Hematide, and (ii) any Overhead Costs incurred in, and reasonably allocable to, the procurement of Bulk Hematide supplied to Affymax and supplied to Collaborator. As used herein "Overhead Costs" means direct and indirect logistics, quality control, quality assurance, support and management costs incurred in support of the Third Party contract manufacturer by Affymax and shall be subject to the reasonable approval of Collaborator. Further, such methodology shall be consistent with U.S. Generally Accepted Accounting Principles and Affymax's methodology for other products and shall be consistent from year-to-year; and

          (b)   With respect to Bulk Hematide manufactured by Affymax and supplied to Collaborator, if any, Manufacturing Costs shall mean Direct Expenses, Indirect Expenses and Overhead Costs incurred in, and reasonably allocable to, the manufacture of such Bulk Hematide. As used herein:

            (i)    "Direct Expenses" are those material and labor and services expenses captured in time sheets, invoices, and the like which are specifically attributable to manufacture of the Bulk Hematide supplied to Collaborator, including costs of raw materials,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

    manufacturing supplies, solvents, containers, container components, packaging, labels and other printed materials used in production. Direct labor expenses include salaries and fringe benefits for personnel directly involved in manufacturing Bulk Hematide in accordance with cGMP requirements such as production, quality control, quality assurance, microbiology, and other similar departments as needed who participate directly in the production of Bulk Hematide and components thereof. Direct services expenses include reasonable out of pocket payments to Third Parties for services related to the manufacture of Bulk Hematide or components thereof.

            (ii)   "Indirect Expenses" include production indirect costs such as a reasonable allocation of expenses associated with Affymax personnel supporting the direct manufacturing of Bulk Hematide in accordance with cGMP requirements. Indirect Expenses can include labor for and indirect costs of quality control, quality assurance, raw material acquisition and acceptance, microbiology, document control, calibration/validation, and non-R&D expenses for process development and analytical methods development, and shall not include any Direct Expenses.

            (iii) "Overhead Costs" are direct and indirect manufacturing costs that cannot be identified in a practical manner with specific units of production and, therefore, cannot be included in MC as Direct Expenses or Indirect Expenses. The methodology to be used in making the allocations for Overhead Costs shall be proposed by Affymax and shall be subject to the reasonable approval of Collaborator. Further such methodology shall be consistent with U.S. Generally Accepted Accounting Principles and Affymax's methodology for other products and shall be consistent from year-to-year.

        For avoidance of doubt, any given cost included in Manufacturing Costs shall not be included more than once in any calculation described herein.

        1.46 "Marketing Authorization Application" or "MAA" means an application for Regulatory Approval (but excluding Pricing Approval) in the Licensed Territory.

        1.47 "MHLW" means the Ministry of Health, Labor and Welfare, otherwise referred to as "Korosho" or any successor thereto, which govern the scientific review of human pharmaceutical products in Japan.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        1.48 "Net Sales" means, with respect to a particular time period, the total amounts billed by Collaborator, its Affiliates and their respective sublicensees for sales of Finished Products made during such time period to unaffiliated Third Parties, less the following deductions to the extent actually allowed or incurred with respect to such sales:

          (a)   discounts, including cash and quantity discounts, charge-back payments, and rebates actually granted to trade customers, managed health care organizations, federal, state, or local government and the agencies, purchasers and reimbursers of managed health organizations or federal, state or local government, including without limitation, any reasonable inventory compensation due to Yakka revision, and contribution for Drug Induced Suffering and Contribution for Measure for Drug Safety (as required by Law or applicable Regulatory Authorities), in the amount determined by the Pharmaceuticals and Medical Devices Agency (so-called "KIKO") in Japan, with the aggregate of such discounts not to exceed [*] of the amounts billed; provided, however, that if such limit is not sufficient or appropriate for adequately maintaining the competitive position of Products in the Licensed Territory, the Parties shall confer in good faith regarding whether any increase in such limit is appropriate under the circumstances;

          (b)   credits or allowances actually granted upon claims, damaged goods, rejections or returns of such Finished Products, including in connection with recalls;

          (c)   freight, postage, shipping, transportation and insurance charges actually allowed or paid for delivery of Finished Products, to the extent billed; and

          (d)   taxes (other than income taxes), duties, tariffs or other governmental charges levied on the sale of such Products, including, without limitation, value-added taxes, net of all reimbursements and allowances.

        Notwithstanding the foregoing, amounts billed by Collaborator, its Affiliates, or their respective sublicensees for the sale of Finished Products among Collaborator, its Affiliates or their respective sublicensees for resale shall not be included in the computation of Net Sales hereunder. Net Sales shall be accounted for in accordance with generally accepted accounting

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

principles as practiced internationally, consistently applied. Net Sales shall exclude any samples of Product transferred or disposed of at no cost for promotional or educational purposes.

Further, the Parties agree to negotiate in good faith for an equitable determination of the Net Sales of the Product in the event Collaborator sells the Product in such a manner that gross sales of the Product are not readily identifiable (e.g., for Products to be sold as a combination product or bundling with other products.)

        1.49 "Oncology Indications" means use of the Product for the prevention, treatment or amelioration of anemia in patients with cancer.

        1.50 "Patents" means (a) pending patent applications, including provisional patents, issued patents, utility models and designs; and (b) extensions, reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, requests for continued examination, continuations-in-part, or divisions of or to any patents, patent applications, utility models or designs.

        1.51 "Patent Term Extension" means any term extensions, supplementary protection certificates and equivalents thereof offering patent protection beyond the initial term with respect to any issued patents.

        1.52 "Peptide" means that certain peptide ESA known as [*], the chemical structure of which is attached hereto as Exhibit D.

        1.53 "Phase I Clinical Trial" means a small scale trial of a pharmaceutical product on subjects that generally provides for the first introduction into humans of such product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of such product.

        1.54 "Phase II Clinical Trial" means a small scale clinical trial of a pharmaceutical product on patients, including possibly pharmacokinetic studies, the principal purposes of which are to make a preliminary determination that such product is safe for its intended use and to obtain sufficient information about such product's efficacy to permit the design of further clinical trials.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        1.55 "Phase III Clinical Trial" means one or more clinical trials on sufficient numbers of patients, which trial(s) are designed to (a) establish that a drug is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed; and (c) support Regulatory Approval of such drug.

        1.56 "Phase IIIB Clinical Trial" means a Phase III Clinical Trial, possibly including pharmacokinetic studies, commenced prior to receipt of Regulatory Approval in the jurisdiction for which such trials are being conducted, but which is not required in order to obtain Regulatory Approval and which is conducted primarily for the purpose of Product support (e.g., providing additional drug profile and safety data or supporting expansion of the Product Labeling).

        1.57 "Phase IV Clinical Trial" means a clinical trial of a Product conducted after Regulatory Approval of such Product has been obtained from an appropriate Regulatory Authority, which trial is (a) conducted voluntarily by a Party to enhance marketing or scientific knowledge of the Product (e.g., for expansion of Product Labeling and dose optimization), or (b) conducted due to a request or requirement of a Regulatory Authority.

        1.58 "Pricing Approval" means such approval, agreement, determination or governmental decision establishing prices (i.e., Yakka) for the Product that can be charged to consumers and will be reimbursed by Governmental Authorities in the Licensed Territory.

        1.59 "Product" means a pharmaceutical preparation in any formulation that contains Hematide as an active ingredient.

        1.60 "Product Complaint" means any written, verbal or electronic expression of dissatisfaction regarding the Product, including without limitation reports of actual or suspected product tampering, contamination, mislabeling or inclusion of improper ingredients.

        1.61 "Product Infringement" has the meaning set forth in Section 9.5(b).

        1.62 "Product Labeling" means (a) the full prescribing information for the Product approved by the applicable Regulatory Authority, and (b) all labels and other written, printed or

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

graphic information included in or placed upon any container, wrapper or package insert used with or for the Product.

        1.63 "Promotional Materials" means all sales representative training materials and all written, printed, graphic, electronic, audio or video presentations of information, including, without limitation, journal advertisements, sales visual aids, formulary binders, reprints, direct mail, direct-to-consumer advertising, internet postings, broadcast advertisements and sales reminder aides (for example, note pads, pens and other such items) intended for use or used by Collaborator or its Affiliates, sublicensees or licensees in connection with any promotion of a Product in the Licensed Territory (all to the extent applicable for the Commercialization in the Licensed Territory), but excluding Product Labeling.

        1.64 "Reagent" means the reagent described in Exhibit E.

        1.65 "Regulatory Approvals" means all approvals (including without limitation supplements, amendments, and Price Approvals), licenses, registrations or authorizations of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the manufacture, distribution, use or sale of a pharmaceutical product in the Licensed Territory.

        1.66 "Regulatory Authority" means, in a particular country or jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval in such country or jurisdiction, including without limitation, (a) in the U.S., the FDA and any other applicable Governmental Authority in the U.S. having jurisdiction over the Product, and (b) the MHLW.

        1.67 "Regulatory Exclusivity" means any exclusive marketing rights or data exclusivity rights conferred by any Governmental Authority with respect to the Product other than a patent right in the Licensed Territory.

        1.68 "Regulatory Materials" means regulatory applications, submissions, notifications, registrations, Regulatory Approvals and/or other filings made to or with a Regulatory Authority that are necessary or reasonably desirable in order to develop, manufacture, market, sell or otherwise commercialize Products in a particular country, territory

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

or possession. Regulatory Materials include, without limitation, INDs, CTAs, MAAs, and applications for Pricing Approvals.

        1.69 "Renal Indications" means the use of the Product in the prevention, treatment or amelioration of anemia in patients with chronic kidney disease, whether or not on dialysis.

        1.70 "Required Third Party Data" has the meaning set forth in Section 4.1(b).

        1.71 "Sole Inventions" has the meaning set forth in Section 9.1.

        1.72 "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement to be entered into by and between Collaborator and Affymax pursuant to Section 8.1(b), for the purchase by Collaborator of Preferred Stock of Affymax.

        1.73 "Term" means the term of this Agreement, as determined in accordance with Article 13.

        1.74 "Territory" means the Affymax Territory or the Licensed Territory, as applicable.

        1.75 "Third Indication" means indications other than the Initial Indications.

        1.76 "Third Party" means any entity other than Affymax or Collaborator or an Affiliate of either of them.

        1.77 "Third Party Data" has the meaning set forth in Section 4.1(a)(iv).

        1.78 "Third Party License Agreements" has the meaning set forth in Section 6.7.

        1.79 "Third Party Partner" shall have the definition ascribed thereto in Section 4.1(a)(iv).

        1.80 "U.S." means the United States of America and its possessions and territories.

        1.81 "Valid Claim" means (a) an unexpired claim of an issued Patent that has not been disclaimed, revoked or held to be invalid or unenforceable by a court or other authority of

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

competent jurisdiction, from which decision no appeal can be further taken; or (b) a claim of a pending Patent application.

        1.82 "Yakka" means the approval by the MHLW of the National Health Insurance System (NHI) reimbursable price for the Product in the Licensed Territory.

        1.83 "Yen" means a Japanese unit of currency, and "¥" shall be interpreted accordingly.

ARTICLE 2

MANAGEMENT

        2.1    Joint Committee.

        (a)    Formation and Role.    The Parties hereby establish a Joint Committee that shall monitor and coordinate communication regarding the Parties' performance under this Agreement to Develop and obtain Regulatory Approval for the Product in the Field and in the Licensed Territory. Each Party shall have an equal number of representatives on the Joint Committee, who initially shall be the individuals set forth in Exhibit F. The Joint Committee shall have the membership and authority, and shall operate by the procedures, set forth for it in this Section 2.1 and in Section 2.2. The role of the Joint Committee shall be:

          (i)    to review the overall strategy for seeking Regulatory Approval in the Licensed Territory of the Product for the Initial Indications and any other indications in the Field Collaborator seeks to develop the Product for;

          (ii)   to facilitate the exchange of information between the Parties with respect to the activities hereunder for the Licensed Territory and to establish procedures for the efficient sharing of information and materials necessary for Collaborator's Development of Products hereunder, consistent with this Agreement;

          (iii) to review, approve, and, if necessary, amend the Development Plan;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          (iv)  to seek to resolve any issues arising under this Agreement;

          (v)   to monitor the Parties' performance against each then-current Development Plan;

          (vi)  to provide a forum to evaluate strategies for obtaining, maintaining and enforcing patent and trademark protection for Products in the Licensed Territory; and

          (vii) to perform such other functions as appropriate to further the purposes of this Agreement, as determined by the Parties.

        The Joint Committee shall perform its responsibilities under this Agreement based on the principles of prompt and diligent Development of Products in the Licensed Territory, consistent with good pharmaceutical practices and the maximization of long-term profits derived from the sale of Products in the Licensed Territory. The Joint Committee shall have only the powers assigned expressly to it in this Article 2 and elsewhere in this Agreement, and the Joint Committee shall not have any power to amend, modify or waive compliance with this Agreement.

        2.2    Joint Committee Membership

        Affymax and Collaborator shall each designate three (3) representatives to serve on the Joint Committee by written notices to the other Party. Either Party may designate substitutes for its representatives if one (1) or more of such Party's designated representatives are unable to be present at a meeting. From time to time each Party may replace its representatives by written notice to the other Party specifying the prior representative(s) and their replacement(s). Any such substitutes or replacements shall be designated consistent with the following principles: one (1) representative shall have appropriate expertise in the clinical Development of pharmaceutical products, and one (1) representative shall have appropriate expertise in Commercialization of pharmaceutical products; provided that the Joint Committee may vary the expertise required for Joint Committee representatives of each Party as it deems appropriate as the Parties gain experience with Products, but in any event at least one (1) of such representatives on the Joint Committee shall be at the [*] in each of the Party's organizations. Collaborator shall select one (1) of its representatives as the initial chairperson of the Joint

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Committee. On each anniversary of the Effective Date, the Parties shall rotate designation of the chairperson for the commencing year. The chairperson shall be responsible for (i) calling meetings, and (ii) preparing and circulating an agenda for the upcoming meeting pursuant to Section 2.3(b), but shall have no special authority over the other members of the Joint Committee, and shall have no additional voting rights. One of Collaborator's Joint Committee representatives shall be responsible for preparing and issuing minutes of each such meeting within thirty (30) days thereafter. Such minutes shall not be finalized until Affymax reviews and confirms with Collaborator the accuracy of such minutes in writing, which review by Affymax shall be completed within thirty (30) days after the receipt of the minutes.

        2.3    Joint Committee Meetings and Agendas.

        (a)    Meetings.    The Joint Committee shall hold at least two (2) meetings per year on such dates at such times each year as it elects. Meetings of the Joint Committee shall be effective only if at least [*] representatives of each Party are present or participating. The Joint Committee may meet either (i) in person at either Party's facilities or at such locations as the Parties may otherwise agree; or (ii) by audio or video teleconference. With the prior consent of each Party's representatives, other representatives of each Party or Third Parties involved with the Products may attend meetings as nonvoting participants. Additional meetings of the Joint Committee may also be held with the consent of each Party, or as required under this Agreement, and neither Party shall unreasonably withhold or delay its consent to hold such an additional meeting. Each Party shall be responsible for all of its own expenses incurred in connection with participating in the Joint Committee.

        (b)    Meeting Agendas.    The chairperson of the Joint Committee shall prepare a draft agenda containing the topics (i.e., Development and/or manufacturing issues) for the upcoming meeting. The chairperson shall disclose to the other members of the Joint Committee (i) the draft agenda no later than ten (10) business days in advance, and (ii) its final agenda (along with appropriate related Information) at least five (5) business days in advance, of each meeting of the Joint Committee; provided that under exigent circumstances requiring Joint Committee input, the chairperson may provide the draft and final agenda to the other members of the Joint Committee with a lesser period of time in advance of the meeting, or may propose that

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

there not be a specific agenda for a particular meeting, so long as such other Joint Committee members consent to such temporary changes to the general process for distributing the agenda for Joint Committee meetings.

        2.4    Joint Committee Decisions and Actions.

        (a)    Decision Making.    Except as expressly provided in this Section 2.4, actions to be taken by the Joint Committee shall be taken only following unanimous vote, with each Party having one (1) vote. If the Joint Committee fails to reach unanimous agreement on a matter before it for decision for a period in excess of ten (10) business days from the discussion at the Joint Committee and unless the Parties agree to prolong such time period, the matter shall be referred to the senior executive officers of the Parties pursuant to Section 14.2, except as otherwise provided in Section 2.4(b) or 2.4(c).

        (b)    Dispute.    If the members of the Joint Committee cannot reach a unanimous decision with respect to matters involving the [*], [*] or the approval of any component of an amended or updated Development Plan (a "Dispute") within the time period set forth in above subsection (a), such matter shall not be referred to the senior executive officers of the Parties; rather, the final decision on such Dispute shall be made by Collaborator, as and to the extent set forth in this subsection 2.4(b), except if such matter is an Excepted Development Matter.

        (c)    Excepted Development Matters.    For the purpose of this Section 2.4, "Excepted Development Matters" means the following:

          (i)    altering the [*] to provide for the Development of [*] other than the [*]; and

          (ii)   [*] for the Product [*] in accordance with its protocol, as a consequence of [*] that are likely to affect the [*] the Product or [*] affect the [*] for such Product [*], other than for purposes of [*] or pursuant to a requirement imposed by the Regulatory Authorities in the Licensed Territory or the external monitoring board for such trial;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          (iii) altering the [*] or otherwise proposing to conduct or conducting any Development activities in a manner that would reasonably be expected to [*] development or commercialization efforts for Products in the [*], other than for purposes of [*] or pursuant to a requirement imposed by the Regulatory Authorities in the Licensed Territory or the external monitoring board for such trial.

        If a matter in dispute is an Excepted Development Matter, such matter shall be referred to the senior executive officers of the Parties pursuant to Section 2.4(a), and where such senior executive officers cannot resolve any such Excepted Development Matter referred to them, then the status quo shall prevail (i.e., Collaborator shall not have the right to have such alteration or amendment implemented or a [*] shall not be [*]), and Collaborator shall proceed with Development under the then-existing Development Plan, provided, however, in case of subsection (iii) above, Collaborator shall not have the right to so alter the [*] or conduct such Development activities.

        2.5   Project Coordinators. Promptly following the Effective Date, each Party shall designate on Exhibit F an appropriate expert to facilitate communication and coordination of the Parties' activities under this Agreement relating to Products and to provide support and guidance to the Joint Committee (each, a "Project Coordinator"). Each Project Coordinator shall be experienced in project management and may also serve as one of the three (3) representatives of its respective Party on the Joint Committee. From time to time each Party may replace its Project Coordinator by written notice to the other Party specifying the replacement.

        2.6   Collaboration Guidelines. In all matters relating to this Agreement, each Party shall seek to comply with good pharmaceutical and environmental practices consistent with the Laws and its own existing practices. Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity. The relationship between Affymax and Collaborator is that of independent contractors and neither Party shall have the power to bind or obligate the other Party in any manner, other than as expressly set forth in this Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 3

PRODUCT DEVELOPMENT

        3.1    Overview.    Collaborator shall Develop Products in the Licensed Territory as provided in this Article 3 and in accordance with the Development Plan, which shall set forth all Development activities to be performed by Collaborator under this Agreement, including without limitation such activities as may be required by the Regulatory Authorities in the Licensed Territory for Regulatory Approval of Products for use in the Initial Indications in the Licensed Territory, and any additional activities necessary for any Product to meet the requirements of the Japanese Pharmacopoeia or any other listings that are necessary or helpful for obtaining Price Approval for such Product in the Initial Indications in the Licensed Territory (such additional activities, "Required Studies"). Affymax shall complete all [*] regarding the Product that are listed on Exhibit G, at its own cost, risk and responsibility and shall provide Collaborator the data obtained therein as provided in Section 4.1(a). Collaborator shall bear all of the costs and expenses incurred in connection with any of the activities performed by the Collaborator pursuant to the Development Plan.

        3.2    Development Plan.    An initial Development Plan has been agreed upon by the Parties and is attached hereto as Exhibit H and incorporated herein by reference. From time to time, either Party may submit to the Joint Committee for discussion any proposed modifications to the Development Plan, and the Joint Committee shall discuss such proposed modifications at its next meeting, and any such modification may be approved by the Joint Committee as provided in Section 2.4. The Development Plan shall, at all times, contain the following information for the Product for both of the Initial Indications in the Licensed Territory:

          (a)   scope and timelines for Collaborator's performance of all studies (including any Required Studies) designed to support Regulatory Approval of the Product in the Licensed Territory, including without limitation, clinical trial protocols, additional preclinical tests (including any and all carcinogenicity and toxicology studies), Finished Product stability studies, enrollment numbers and filing submission dates;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          (b)   estimated dates of meetings with Regulatory Authorities in the Licensed Territory for such Product;

          (c)   Collaborator's forecasts of its needs for preclinical or clinical supply of such Product and/or Bulk Hematide; and

          (d)   target dates for achieving milestones in Developing such Product.

        3.3    Principles of Product Development.    Collaborator's Development of the Product in the Initial Indications in the Licensed Territory shall be conducted in a manner consistent with the following principles:

          (a)   using Diligent Efforts to seek a Regulatory Approval that includes a label for such Product as broad as reasonably possible;

          (b)   using Diligent Efforts to seek a product profile for such Product with maximum scope of recommended usage and minimum scope of restrictions on use, in each case to the extent reasonably possible;

          (c)   using Diligent Efforts to obtain Regulatory Approval for such Product consistent with (a) and (b) in a timely manner; and

          (d)   using Diligent Efforts not to unreasonably adversely impact Affymax's or its Third Party Partner's own Development or Commercialization efforts for Products in the Affymax Territory, including without limitation, and where reasonably practicable, using and filing in the Licensed Territory regulatory filings that are equivalent to all MAAs and related filings for Products that are provided by Affymax pursuant to Section 4.2, to ensure that all Collaborator's filings and specifications for Products in the Licensed Territory remain consistent, as far as reasonable, with those for the relevant Products in the Affymax Territory.

        3.4    Collaborator's Performance.    Collaborator shall devote Diligent Efforts to the Development of the Product in the Field and in the Licensed Territory, consistent with the then-agreed Development Plan, and in accordance with this Agreement, including without limitation by using Diligent Efforts to perform its obligations under the Development Plan and in accordance with the regulations promulgated by the MHLW for the manufacture, testing and

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Commercialization of pharmaceutical products in the Licensed Territory. Collaborator shall provide financial and other support for the Development of the Product as necessary to carry out the Development Plan and to achieve the objectives of this Agreement. Collaborator shall conduct its activities under the Development Plan in good scientific manner and in compliance in all material respects with all applicable Laws, including without limitation applicable GCP, GLP, and GMP. Collaborator may not conduct any material Development activities with respect to any Product that are not set forth in the Development Plan or that are inconsistent with this Agreement without Affymax's prior written consent.

        3.5    Records, Reports and Information.    Collaborator shall maintain complete, current and accurate records of all work conducted by it under the Development Plan and all data and other Information resulting from such work. Such records shall fully and properly reflect all work done and results achieved in the performance of the Development Plan in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Affymax shall have the right to review such records maintained by Collaborator at reasonable times, upon written request. Collaborator shall provide written reports in English to the Joint Committee on its Development and regulatory activities with Products in the Licensed Territory, including without limitation any significant formal or informal meetings between Collaborator and the Regulatory Authority in the Licensed Territory, on a quarterly basis at the end of each calendar quarter, at a level of detail reasonably sufficient to enable Affymax to determine Collaborator's compliance with its diligence obligation pursuant to Section 3.4.

        3.6    Right of First Refusal to Backup Product Developed in the Field.    If, during the ten (10) year period following the Effective Date, Affymax or its Third Party Partner develops a potential Backup Product(s) in the Field, Collaborator shall have a right of first refusal to develop and commercialize such Backup Product(s) for the Licensed Territory as provided in this Section 3.6. Upon the initiation of the first Phase II Clinical Trial for such Backup Product(s) in the Field, and before offering to any Third Party rights to such potential Backup Product(s) in the Licensed Territory, Affymax shall notify Collaborator in writing, and shall include in such notification all material results and data with respect to such potential Backup Product(s), for Collaborator's evaluation. Collaborator shall treat such results and data as Affymax's Confidential Information under this Agreement, and shall respond to Affymax within

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

thirty (30) days of receiving such notification whether it desires to exercise its right to negotiate exclusively for the rights to Develop and Commercialize such Backup Product(s) in the Field, in the Licensed Territory. If Collaborator notifies Affymax within such thirty (30) day period of its desire to obtain such rights, then Affymax and Collaborator shall negotiate in good faith for ninety (90) days the terms and conditions under which Collaborator may obtain such rights. If Collaborator and Affymax enter into an agreement under which Collaborator obtains such rights with respect to certain Backup Product, then such Backup Product(s) shall also be licensed to Collaborator under such agreed terms and conditions. If Collaborator fails to notify Affymax of its desire to obtain such rights within thirty (30) day period, or if the Parties, despite good faith negotiation, do not enter into an agreement governing the terms and conditions under which Collaborator may obtain such rights from Affymax within ninety (90) day period, then, unless the Parties agree to prolong such period, Affymax shall have the right to pursue such opportunity itself or with an Affiliate or Third Party without any further obligation to Collaborator. This Section 3.6 shall apply on a Backup Product by Backup Product basis. For clarity, if and as far as a Backup Product is developed outside the Field by Affymax and/or its Third Party Partner, then Collaborator shall have no rights under this Section 3.6 with respect to such Backup Product.

ARTICLE 4

REGULATORY MATTERS

        4.1    Transfer of Data and Regulatory Materials.

        (a)    Data Generated by Affymax.

          (i)    Within thirty (30) days after the Effective Date, Affymax shall provide Collaborator with copies of IND and CTA filings made for the Product in the U.S. and Europe prior to the Effective Date. With regard to all other preclinical and non-clinical data (including [*] above-mentioned IND and CTA filings, in the form then existing) generated as of the Effective Date and Controlled by Affymax, Affymax shall, if requested by Collaborator, provide Collaborator with copies thereof within a reasonable time after such request to the extent relevant to the Development of Product or Collaborator's seeking Regulatory Approval for the Product in the Licensed Territory. Thereafter, from time to time but in a timely manner compliant with the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

  requirements of the Regulatory Authority in the Licensed Territory, Affymax shall provide Collaborator with copies of [*] preclinical and non-clinical data generated from [*] the Effective Date by Affymax and Controlled by Affymax. Collaborator shall have the full right, without any additional consideration, to use any and all such data and reports supplied by Affymax under this Section 4.1(a)(i) in connection with the Development of the Product in the Licensed Territory, including the incorporation of such data or reports in any MAA.

          (ii)   Within thirty (30) days after the Effective Date, Affymax shall provide Collaborator with copies of all clinical data resulting from [*] completed or ongoing (where available) as of the Effective Date and Controlled by Affymax. Thereafter, following completion of any additional [*] conducted by Affymax with or without [*], Affymax shall, in a timely manner compliant with the requirements of the Regulatory Authority in the Licensed Territory, provide Collaborator with copies of all resulting data, to the extent such data is Controlled by Affymax. Collaborator shall have the full right to use any and all such data and reports supplied by Affymax pursuant to this Section 4.1(a)(ii) in connection with the Development of the Product in the Licensed Territory, including the incorporation of such data or reports in any MAA.

          (iii) With respect to clinical data Controlled by Affymax and resulting from [*] completed or ongoing as of the Effective Date, Affymax shall provide Collaborator with copies of all resulting data upon request of Collaborator after completion of such trial. It is understood and agreed, however, that Collaborator shall have the right to use any and all such data and reports supplied by Affymax hereunder only to the extent that the Regulatory Authorities in the Licensed Territory require that such data and or reports be submitted to it to substantiate the clinical data generated by or on behalf of Collaborator in seeking Regulatory Approval for the Product in the Licensed Territory, either as part of the MAA or otherwise. In no event shall Collaborator have the right to utilize such [*] data in its MAA for the Product in the Licensed Territory in lieu of additional [*] data generated by or on behalf of Collaborator in the Licensed Territory, without the written consent of Affymax, which consent may be withheld in its sole discretion, and which consent if given, shall require [*] to Affymax for such use of such data.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          (iv)  Collaborator acknowledges and understands that Affymax intends to license the Product to one or more Third Party licensees for development and commercialization in the Affymax Territory (each, a "Third Party Partner"). Pursuant to any agreements between Affymax and its Third Party Partner, Affymax and/or such Third Party Partners will generate, at the expense primarily of such Third Party Partner, additional non-clinical, preclinical and clinical data and reports (including in particular [*] and [*] with respect to the Product for use in seeking Regulatory Approval for the Product in the Affymax Territory (the "Third Party Data"). With respect to any Third Party Data Controlled by Affymax [*], Affymax shall provide Collaborator with copies of all such Third Party Data upon request of Collaborator unless (X) Affymax [*] and/or (Y) [*] Third Party Partner in connection therewith. For any Third Party Data to which (X) and/or (Y) applies, Collaborator shall have the rights set forth in Section 4.1(b)(ii). It is understood and agreed, however, that Collaborator shall have the right to use any and all such Third Party Data and reports supplied by Affymax under this Section 4.1(a)(iv) only to the extent that the Regulatory Authorities in the Licensed Territory require that such data be submitted to it to substantiate the non-clinical, preclinical or clinical data generated by or on behalf of Collaborator in seeking Regulatory Approval for the Product in the Licensed Territory, either as part of the MAA or otherwise. In no event shall Collaborator have the right to utilize such Third Party Data provided pursuant to this Section 4.1(a)(iv) in its MAA for the Product in the Licensed Territory in lieu of additional non-clinical, pre-clinical or clinical data generated by or on behalf of Collaborator in the Licensed Territory, without the written consent of Affymax, which consent may be withheld in its sole discretion, and which consent if given, shall require [*] for such use of such data. For clarity, this Section 4.1 (a)(iv) shall not apply to any audited data that Affymax may provide to Collaborator pursuant to Section 4.1(b)(i).

          (v)   With respect to any data generated pursuant to any [*] that is commenced [*] by Affymax other than [*], to the extent such data is Controlled by Affymax, Affymax shall provide Collaborator with copies of all data arising from such trial upon request of Collaborator, provided that the Parties have first agreed upon a mutually acceptable [*] for such use of such data; provided that information regarding adverse events and serious adverse events shall be provided promptly as set forth in Section 4.8.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          (vi)  For clarity, the foregoing shall not be deemed to limit the Parties' obligations with respect to information to be provided pursuant to Section 4.8. Additionally, except as expressly provided in subsections (iii) and (iv), Collaborator shall not be obligated [*] for the information, data and reports to be provided pursuant to this Section 4.1(a).

        (b)    Audited Data Generated by Third Parties on Behalf of Affymax; Requests for Additional Data by Collaborator.

          (i)    Affymax understands and acknowledges Collaborator's need to utilize and include copies of certain [*] and certain summary and general information regarding the [*] of the Product that has been audited as required by applicable Laws and that is contained within the Third Party Data [*] in Collaborator's Japanese Investigator's Brochure ("JIB") and as required in its filings for Regulatory Approvals in the Licensed Territory (the "Required Third Party Data"). Affymax agrees to ensure the transfer of copies of such Required Third Party Data to Collaborator [*] Collaborator so as to enable Collaborator to conduct Development activities and to obtain Regulatory Approval within the Licensed Territory. It is expressly understood and agreed, however, that such Required Third Party Data shall not include any [*] data resulting from any clinical studies undertaken by Affymax and its Third Party Partner jointly, or by such Third Party Partner alone, which data may be provided to Collaborator as set forth elsewhere in this Agreement, provided that information regarding adverse events and serious adverse events shall be provided promptly as set forth in Section 4.8.

          (ii)   In addition to Affymax's obligations set forth in Sections 4.1(a)(iv) and 4.1(b)(i), to the extent Affymax is unable to provide access to Collaborator to Third Party Data that is not Required Third Party Data or data that Affymax is able to provide to Collaborator pursuant to Section 4.1(a)(iv), if Collaborator so requests, Affymax agrees to use diligent efforts to negotiate with its Third Party Partners the right to transfer to Collaborator for its use in the Licensed Territory any such Third Party Data resulting from Affymax's collaboration with such Third Party Partners in the Affymax Territory, subject to Collaborator's [*] Affymax [*], [*] Affymax in relation thereto and [*] Collaborator [*] such Third Party Partner [*] for the transfer to Collaborator of such data, under any relevant agreement with respect thereto [*] Third Party Partner.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        (c)    Data Generated by or on Behalf of Collaborator.    Collaborator shall, in a timely manner and compliant with requirements of the FDA and the EMEA, provide Affymax with copies of all preclinical, non-clinical, analytical, manufacturing, and clinical data relating to the Product and generated by Collaborator or on behalf of Collaborator by any Third Party, provided that information regarding adverse events and serious adverse events shall be provided promptly as set forth in Section 4.8. If Affymax requests that copies of such data be provided in compliance with requirements of other Regulatory Authorities, Collaborator shall reasonably consider such request.

        (d)    Use of Collaborator Data.    Collaborator understands and acknowledges that Affymax and its Affiliates and/or Third Party Partners may need to utilize and include certain safety data and certain summary and general information regarding the demonstration of efficacy of the Product generated by Collaborator (e.g., adverse event reports, tabulated data summaries) as required in its filings for Regulatory Approvals in the Affymax Territory or as requested by the Regulatory Authorities in the Affymax Territory. Affymax shall have the right to share any and all such data and other regulatory materials received from Collaborator ("Required Collaborator Data") with Affymax's Affiliates and Third Party licensees in the Affymax Territory. It is expressly understood and agreed, however, that such Required Collaborator Data shall not include any [*] resulting from any clinical studies undertaken by Collaborator or on behalf of Collaborator by any Third Party, and that such [*] may be provided to Affymax and/or its Affiliate or Third Party Partner only as provided in the following sentences of this Section 4.1(d). Affymax shall have the right to transfer any and all data and other regulatory materials received from Collaborator pursuant to Section 4.1(c) that is not otherwise included in Required Collaborator Data to any of Affymax's Affiliates or Third Party Partners in the Affymax Territory, subject to Affymax's having obtained the right to transfer to Collaborator for its use in the Licensed Territory the Third Party Data that is not otherwise included in the Required Third Party Data of its Third Party Partners, and the equivalent data of such Affiliates, and subject to [*] as applicable, of a [*] Collaborator [*] the transfer to such Affiliates and Third Party Partners of such data and other regulatory materials of Collaborator.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        (e)    Clarification.    All preclinical, non-clinical, analytical, manufacturing, and clinical data and associated reports disclosed by one Party to the other under this Agreement shall be deemed Confidential Information of the disclosing Party. Except as otherwise provided in this Section 4.1, the receiving Party may use such data solely for the purpose of Developing a Product, seeking and obtaining Regulatory Approval and Commercializing the Product as permitted in this Agreement, in its respective Territory, subject to Article 12.

        4.2    Regulatory Filings and Approvals.

        (a)    In General.    The Parties intend that the Development Plan shall set forth the agreed regulatory strategy for seeking Regulatory Approval in the Licensed Territory. Collaborator shall be responsible for preparing any and all Regulatory Materials to be used for filing with Regulatory Authority in the Licensed Territory and for filing CTAs, INDs or their equivalent in the Licensed Territory, Marketing Authorization Applications, Pricing Approval applications and all other applications in connection with seeking Regulatory Approvals for the Products in the Licensed Territory. Any efforts, costs and expenses required for the Collaborator to prepare any and all regulatory submissions for the Products in the Licensed Territory shall be conducted and borne solely by the Collaborator, provided, however, with regard to the Chemistry, Manufacturing and Controls ("CMC") section of such regulatory submissions, and other part(s) of such submissions, related to the manufacture of the Bulk Hematide, Affymax shall prepare necessary documents in English and provide such documents to Collaborator in a timely manner so that Collaborator can translate (if necessary) and compile such documents in the filing of CTAs, INDs or their equivalent in the Licensed Territory, Marketing Authorization Applications, Pricing Approval applications and all other applications in connection with seeking Regulatory Approvals for the Products in the Licensed Territory.

        (b)    Rights of Reference to Regulatory Materials.    Each Party hereby grants to the other Party a right of reference to all Regulatory Materials filed by such Party in its respective Territory for Product as follows: The right of reference granted to Affymax herein shall be solely for the purpose of Affymax, its Affiliates or any Third Party Partners of Affymax obtaining Regulatory Approval in the Affymax Territory for the Product. The right of reference

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

granted to Collaborator herein shall be solely for the purpose of obtaining Regulatory Approval for the Products in the Licensed Territory, subject to Section 4.1(a)(iii).

        (c)    Collaborator Rights and Obligations.

          (i)    Collaborator shall have the sole right and responsibility for preparing, submitting and maintaining Regulatory Materials in the Licensed Territory and for seeking Regulatory Approval for the Product in the Licensed Territory. As part of the foregoing, Collaborator shall be responsible for seeking any necessary approvals of Regulatory Authorities for Product Labeling and Promotional Materials to be used in the applicable jurisdiction(s) in connection with Commercializing the Product. Upon the request of Affymax, Collaborator shall request the MHLW to allow one Affymax representative to attend, as a silent observer, all meetings between Collaborator and the MHLW, and Collaborator shall timely inform Affymax of any such meetings scheduled with the MHLW as soon as practically possible.

          (ii)   Collaborator shall use Diligent Efforts in compliance with applicable Laws and other regulatory obligations related to Product Development and Regulatory Approval in the Licensed Territory, to prepare and file the appropriate Regulatory Materials and to seek to obtain Regulatory Approval therefor as soon as reasonably practicable.

          (iii) All Regulatory Materials and Regulatory Approvals filed with Regulatory Authorities in the Licensed Territory shall be held in Collaborator's name and shall be owned solely by Collaborator, subject to Affymax's rights under this Agreement.

          (iv)  Collaborator shall not have the right to file any Regulatory Materials or Regulatory Approvals regarding the Product outside of the Licensed Territory.

        (d)    Consultation, Reporting and Review.

          (i)    Collaborator shall consult with Affymax regarding, and keep Affymax reasonably and regularly informed of, the status of the preparation of all Regulatory Materials, Regulatory Authority review of Regulatory Materials, and Regulatory Approvals for Products in the Licensed Territory.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          (ii)   Collaborator shall provide Affymax, in a timely manner, with copies of all Regulatory Approvals it receives for Products in the Licensed Territory, upon Affymax's written request.

          (iii) Collaborator shall provide Affymax with copies of, and all information pertaining to, notices, questions, actions and requests from or by Regulatory Authorities in the Licensed Territory with respect to Products, the Peptide, [*] and/or Hematide, or the testing, manufacture, distribution and/or facilities in relation thereto, including without limitation any notices of non-compliance with Laws in connection with the Product (e.g., warning letters or other notices of alleged non-compliance), audit notices, notices of initiation by Regulatory Authorities of investigations, inspections, detentions, seizures or injunctions concerning the Product (and/or its manufacture, distribution, and/or facilities connected thereto), notice of violation letters (i.e., an untitled letter), warning letters, service of process or other inquiries.

        4.3    Filings for Regulatory Exclusivity.    The Joint Committee shall discuss and recommend to Collaborator the regulatory strategy for seeking (if and when appropriate) Regulatory Exclusivity in the Licensed Territory for Products. Collaborator shall seek and (if appropriate) file for such Regulatory Exclusivity for Products if the Joint Committee so recommends.

        4.4    Regulatory Costs.    Collaborator shall be responsible for all costs and expenses of preparing, maintaining, formatting, and filing Regulatory Materials for Products in the Licensed Territory and for all other costs and expenses in connection with seeking and maintaining Regulatory Approval for Products in the Licensed Territory.

        4.5    Communications.    Except as may be required by Laws, Affymax shall not communicate regarding the Product with any Regulatory Authority having jurisdiction in the Licensed Territory unless explicitly requested or permitted in writing to do so by Collaborator or unless so ordered by such Regulatory Authority in the Licensed Territory, in which case Affymax shall provide immediately to Collaborator notice of such order. Except as may be required by law, Collaborator shall not communicate with any Regulatory Authority having jurisdiction outside the Licensed Territory regarding any Product unless explicitly requested or permitted in writing to do so by Affymax, or unless so ordered by such Regulatory Authority, in which case Collaborator shall provide immediately to Affymax notice of such order.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        4.6    Collaborator Regulatory Filings.    Collaborator shall not file any IND, CTA or MAA or their equivalent applications in the Licensed Territory for any Product for use in an indication that is not an Initial Indication without the prior written consent of Affymax or unanimous consent of the JC pursuant to Section 2.4(c). Collaborator shall not file any Regulatory Materials for Peptide, [*], Hematide and/or Product outside of the Licensed Territory.

        4.7    No Harmful Actions.    Collaborator shall not take any action with respect to Products in the Licensed Territory that could reasonably be expected to have a material adverse impact upon the regulatory status or potential sales of Products outside the Licensed Territory, provided that the foregoing shall not restrict Collaborator from taking actions reasonably required to avoid or address any safety or human health problems as required by Regulatory Authorities in the Licensed Territory or the relevant independent data safety monitoring board. If Affymax believes that Collaborator is taking or intends to take any action that could reasonably have such an impact, Affymax shall bring the matter to the attention of the Joint Committee. The Joint Committee shall discuss whether any such action reasonably would be expected to have such an impact, and potential alternative courses of action that Collaborator could take to avoid such an impact. If the Joint Committee cannot reach agreement as to such matters, then either Party may refer such matters for resolution pursuant to Sections 14.1 and 14.2. Furthermore, Collaborator shall use Diligent Efforts to preserve the existence and breadth of any Regulatory Approvals for Products obtained in the Licensed Territory in the course of reexamination, reevaluation and other post marketing surveillance review procedures required by Regulatory Authorities in the Licensed Territory or the relevant independent data safety monitoring board.

        4.8    Adverse Event Reporting and Safety Data Exchange.    The Parties agree that Collaborator shall be primarily responsible for the monitoring of all clinical experiences and filing of all required reports throughout clinical Development and Commercialization of the Product in the Licensed Territory, and that Affymax or its Third Party Partner(s) shall have

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

primary responsibility for the monitoring of all clinical experiences and filing of all required reports concerning the Product in the Affymax Territory. Specific details regarding the exchange and management of information relating to adverse events related to the use of the Product shall be delineated in a separate agreement that shall be agreed to by the Parties within one hundred eighty (180) days after the Effective Date, but in no event later than [*] prior to the first dosing to the first patient in the clinical trial conducted by Collaborator hereunder in or for the Licensed Territory of the Product. The pharmacovigilance and product labeling personnel of each Party shall work in good faith together during such time to negotiate an agreement that:

          (a)   identifies which safety information shall be exchanged;

          (b)   identifies when such information shall be exchanged;

          (c)   provides that Collaborator shall have regulatory reporting responsibilities in the Licensed Territory, and Affymax (either itself or through a clinical research organization with which it has contracted) or its Third Party Partner(s) shall have regulatory reporting responsibilities in the Affymax Territory;

          (d)   provides that Affymax (or its Third Party Partner(s)) shall manage the global safety database;

          (e)   identifies which Party shall be obligated to obtain follow-up information on incomplete safety reports;

          (f)    identifies which Party shall review the literature for safety report information;

          (g)   sets forth the roles and responsibilities of the Parties related to review and approval of safety information for inclusion in the Product Labeling in the Licensed Territory;

          (h)   identifies which Party shall prepare required periodic safety updates; and

          (i)    identifies any other details required to appropriately manage safety information for the Product.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        4.9    Regulatory Authority Communications Received by a Party.

          (a)   General.    Each Party shall keep the other Party informed, in a timely manner compliant with the reporting requirements of (i) if the other Party is Affymax, the FDA and EMEA, and (ii) if the other Party is Collaborator, Regulatory Authorities in the Licensed Territory, of notification of any action by, or notification or other information which the first Party receives (directly or indirectly) from any such Regulatory Authority in its territory which: (1) raises any [*] of the Product; (2) indicates or suggests [*] in connection with the Product; (3) is reasonably likely to lead to [*] of the Product; or (4) relates to [*] with respect to the Product, or [*], and which may have [*] the Product. If Affymax requests that copies of notifications or information received by Collaborator that would be provided pursuant to the foregoing sentence in compliance with FDA and EMEA requirements be provided also in compliance with requirements of Regulatory Authorities other than the FDA or EMEA, Collaborator shall reasonably consider such request. In addition, if a Party receives any communication or questions from any Regulatory Authority in the other Party's territory relating to such matters, such Party shall notify the other Party as soon as possible (but in no event later than two (2) business days after receipt of such notice or inquiry) and provide to such other Party copies of all documents, if any, it received from such Regulatory Authorities. Such other Party shall then prepare the response to the communication. Before submitting such response to a Regulatory Authority regarding the communication, the Party that originally received the communication shall have an opportunity to comment on the response to the extent such response may affect its rights or obligations under this Agreement. In the event the Parties disagree concerning the form or content of a response to a Regulatory Authority in a particular Territory, the Party in whose Territory such Regulatory Authority is located shall decide the appropriate form and content of such response. The other Party shall fully cooperate with and assist such Party in complying with such regulatory obligations and communications, including by providing to such Party, within two (2) business days after a request, such information and documentation in the other Party's possession as may be necessary or helpful for the Party to prepare a response to an inquiry from a Regulatory Authority. If a Party is required to respond to any Regulatory Authority in the other Party's Territory, such Party shall make diligent efforts to seek the input and approval of the other Party before responding. Each Party shall also provide the other Party in a timely manner with a copy of all correspondence received from a Regulatory Authority specifically regarding

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

  the matters referred to above. For clarity, Affymax's obligations under this Section 4.9(a) shall apply to any such communications regarding the matters referred to above received by Affymax's Affiliate(s) or Affymax's Third Party Partner(s) as if such communications had been received by Affymax directly.

          (b)   Collaborator Disclosures to Affymax.    In addition to its obligations under Section 4.9(a), Collaborator shall disclose to Affymax the information set forth in Section 4.2(d).

        4.10    Regulatory Inspection or Audit.

          (a)   If a Regulatory Authority desires to conduct an inspection or audit with regard to the Product of Collaborator's facility or a facility under contract with Collaborator in or for the Licensed Territory, Collaborator shall permit and cooperate with such inspection or audit, and shall cause the contract facility to permit and cooperate with such Regulatory Authority and Affymax during such inspection or audit. Following receipt of the inspection or audit observations of such Regulatory Authority (a copy of which Collaborator shall immediately provide to Affymax), Collaborator shall prepare the response to any such observations, and shall provide a copy of such response to Affymax that has been translated into English. Collaborator agrees to conform its activities under this Agreement to any commitments made in such a response, except to the extent it believes in good faith that such commitments violate applicable Laws. If a Regulatory Authority in the Licensed Territory desires to conduct an inspection or audit of Affymax's facility, or a facility under contract with Affymax, with regard to the Product in the Licensed Territory, Affymax shall cooperate and cause the contract facility to cooperate with such Regulatory Authority and Collaborator during such inspection or audit. Collaborator shall have the right to have a representative observe such inspection or audit and Collaborator shall, if requested by Affymax, assist Affymax in preparing for, facilitating and/or enabling such inspection or audit. Following receipt of the inspection or audit observations of such Regulatory Authority, Collaborator shall provide a copy of such observations, Affymax shall prepare a draft response to any such observations in English, in consultation with Collaborator, and Collaborator shall prepare and file the final response with such Regulatory Authority.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          (b)   Audit of Product Manufacturer.    Collaborator shall notify Affymax within forty-eight (48) hours of receipt of notification from a Regulatory Authority of the intention of such Regulatory Authority to audit or inspect facilities being used to conduct Finished Manufacture of the Finished Product. Collaborator shall also provide Affymax with copies of any written communications received from Regulatory Authorities with respect to such facilities within seventy-two (72) hours of receipt.

        4.11    Recalls and Voluntary Withdrawals.    The Parties shall exchange their internal standard operating procedures ("SOPs") for conducting product recalls reasonably in advance of the First Commercial Sale of any Product in the Licensed Territory, and shall discuss and resolve any conflicts between such SOPs and issues relating thereto promptly after such exchange. If either Party becomes aware of information relating to any Product that indicates that a unit or batch of Finished Product or Bulk Hematide may not conform to the specifications therefor, or that potential adulteration, misbranding, and/or other issues have arisen that relate to the safety or efficacy of Products, it shall promptly so notify the other Party. The Joint Committee shall meet to discuss such circumstances and to consider appropriate courses of action, which shall be consistent with the internal SOP of the Party having the right to control such recall pursuant to this Section 4.11. Collaborator shall have the right and responsibility to control any product recall, field correction, or withdrawal of any Product in the Licensed Territory that is required by Regulatory Authorities in the Licensed Territory, and the allocation of expenses incurred in connection with such recall between the Parties shall be set forth in the Supply Agreement as described in Section 7.3. In addition, Collaborator shall have the right, at its discretion, to conduct any product recall, field correction or withdrawal of any Product in the Licensed Territory that is not so required by such Regulatory Authorities but that Collaborator deems to be appropriate, with the allocation of expenses incurred in connection with such recall between the Parties to be set forth in the Supply Agreement as described in Section 7.3. As between the Parties, Affymax shall have the right, at its expense, to control all recalls, field corrections, and withdrawals of any Product in the Affymax Territory, provided, however, that Affymax shall use reasonable efforts (subject to its confidentiality obligations to the Third Party Partner, provided that Affymax shall, during the course of negotiation to enter into an agreement with such Third Party Partner, use reasonable efforts to secure its right to inform Collaborator of such event) to inform the Collaborator of such intention in advance in writing, if such recall may reasonably

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

have a material effect in the Licensed Territory but such information is not otherwise required to be provided pursuant to Section 4.9(a). Collaborator shall maintain complete and accurate records of any recall in the Licensed Territory for such periods as may be required by applicable Laws, but no event for less than three (3) years.

ARTICLE 5
COMMERCIALIZATION

        5.1    Commercialization in the Licensed Territory.    Collaborator shall have sole right and responsibility for Commercializing all Products in the Licensed Territory, as provided in this Article 5. Collaborator shall bear all of the costs and expenses incurred in connection with all such Commercialization. Collaborator shall have the right to conduct Commercialization of the Product in the Licensed Territory subject to Section 5.4. Upon reasonable request of Affymax, Collaborator shall provide Affymax an opportunity to review and comment on all significant marketing decisions for Product in the Licensed Territory, including without limitation marketing strategy and launch decisions, and Collaborator shall consider any comments thereon provided by Affymax in good faith, to the extent reasonable and practicable.

        5.2    Pricing Approvals in the Licensed Territory.    Collaborator shall be responsible, at its own expense, for seeking Pricing Approval in the Licensed Territory. Collaborator shall keep Affymax informed on an ongoing basis of Collaborator's strategy for seeking, and the results it obtains in seeking, Pricing Approval in the Licensed Territory, including, without limitation, the results of any discussion or other communication with relevant Governmental Authorities regarding Pricing Approval, via regular reports to the Joint Committee no less frequently than such committee is required to meet pursuant to Section 2.3.

        5.3    Pricing of the Product in the Licensed Territory.    Collaborator shall have the sole right to determine all pricing of the Product in the Licensed Territory. Notwithstanding anything in this Agreement express or implied to the contrary, Affymax shall not have any right to direct, control, or approve Collaborator's pricing of Products for the Licensed Territory. The provision to Affymax of any pricing data is for informational purposes only.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        5.4    Collaborator Performance.

        (a)    Level of Efforts.    Collaborator shall devote Diligent Efforts to Commercializing each Product in the Licensed Territory following Regulatory Approval of Products in the Licensed Territory in accordance with this Agreement.

        (b)    Time to Launch Product.    In addition to the requirements under Section 5.4(a) and subject to timely supply of Bulk Hematide by Affymax pursuant to Article 7 or the Supply Agreement (defined below), Collaborator shall achieve First Commercial Sale of each Product in the Licensed Territory promptly after, but in no event more than [*] months after, the date on which Pricing Approval is granted for such Product in the Licensed Territory.

        (c)    Reports.    Collaborator shall update Affymax periodically regarding Collaborator's significant Commercialization activities with Products in the Licensed Territory. In addition, Collaborator shall present a written report to Affymax at least semi-annually (and no later than April 30th and October 31st of each year) summarizing Collaborator's significant Commercialization activities with respect to Products in the Licensed Territory pursuant to this Agreement, covering subject matter at a level of detail reasonably sufficient to enable Affymax to determine Collaborator's compliance with its diligence obligation pursuant to this Section 5.4.

        5.5    Compliance.    Each Party shall comply in all material respects with all applicable Laws relating to activities performed or to be performed by such Party (or its Affiliates, contractor(s) or sublicensee(s)) under or in relation to this Agreement. Each Party represents, warrants and covenants to the other Party that, as of the Effective Date and during the Term, such Party and its Affiliates have adequate procedures in place: (i) to ensure their compliance with such Laws; (ii) to bring any noncompliance therewith by any of the foregoing entities to its attention; and (iii) to promptly remedy any such noncompliance. Notwithstanding the foregoing, this Section 5.5 shall not expand Affymax's obligations with respect to compliance with GMP as expressly set forth in this Agreement or as otherwise agreed upon under the quality agreement to be entered into pursuant to Section 7.8.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        5.6    Product Trademark and Affymax House Marks.

        (a)    Product Trademark.    Collaborator shall have the right, at its sole discretion, to select the trademark to be used in connection with the Commercialization of the Product in the Licensed Territory, and shall have all rights in and to such Product trademark. In case Collaborator desires to use, for the Product, the trademark(s) owned by Affymax and corresponding to the trademarks to be used for the Product in the Affymax Territory, then, Collaborator may propose to obtain a license to such trademark(s) under terms and conditions to be separately agreed upon by the Parties.

        (b)    Affymax House Marks.    To the extent allowable by applicable Law in the Licensed Territory, Product packaging, Promotional Materials and Product Labeling for use in the Licensed Territory shall carry, in a conspicuous location, the Affymax House Marks, subject to Collaborator's reasonable approval of the size, position and location thereof. From time to time during the Term, Affymax shall have the right to obtain from Collaborator samples of Product sold by Collaborator or its Affiliates or sublicensees in the Licensed Territory. Affymax shall use such Product samples solely to inspect the quality of such Products and use of the Affymax House Mark.

ARTICLE 6
LICENSES AND EXCLUSIVITY

        6.1    Licenses to Collaborator under Affymax Technology.    Subject to the terms and conditions of this Agreement, including without limitation Section 8.1(b), Affymax hereby grants Collaborator an exclusive (even as to Affymax), royalty-bearing (during the Term) license under the Affymax Technology to use and import Hematide in the Licensed Territory, to Develop (as and to the extent permitted in this Agreement), use, sell, offer for sale, and import the Product in the Licensed Territory, and to make and have made the Finished Product anywhere in the world for such Development or sale (subject to Article 7) in the Licensed Territory. The license granted in this Section 6.1 may be sublicensed by Collaborator to any Affiliate of Collaborator. The license granted in this Section 6.1 may be sublicensed by Collaborator to Third Parties only with the prior written consent of Affymax, not to be unreasonably withheld. For clarity, the foregoing license does not permit Collaborator to

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Develop using the Affymax Technology any Alternative ESAs, Backup Product, or any other derivative or analogue of the Peptide, [*], Hematide or the Product, except to the extent it obtains such right pursuant to Section 3.6.

        6.2    Limited License for Affymax House Marks.

        (a)   Affymax hereby grants to Collaborator a non-exclusive, royalty-free license within the Licensed Territory to use and display the Affymax House Marks solely in the Promotional Materials and the Product Labeling in connection with the Commercialization of the Product within the Licensed Territory, as provided under and in accordance with Section 5.6(b) of this Agreement. The foregoing license may be sublicensed by Collaborator to its Affiliates and Third Parties sublicensees under the license granted in Section 6.1 that are approved by Affymax in accordance with Section 6.1.

        (b)   Standards for Using Affymax House Marks. Collaborator shall provide Affymax with exemplars and/or representative samples of any Promotional Materials and Product Labeling containing any Affymax House Mark prior to using or disseminating such materials. Affymax shall have the right to make reasonable objections to any such materials within ten (10) days of Affymax's receipt of such copies on the grounds that Affymax believes in good faith that the use of such materials will damage the reputation for quality associated with the Affymax House Marks. Collaborator agrees to modify such Promotional Materials and Product Labeling in accordance with such objections of Affymax. Collaborator acknowledges Affymax's sole ownership of the Affymax House Marks and agrees not to take any action inconsistent with such ownership. Collaborator shall not use the Affymax House Marks in a way that would adversely affect their value. Collaborator covenants that it shall not use any trademark confusingly similar to any Affymax House Marks in connection with any products (including the Product). Collaborator shall comply with reasonable policies provided by Affymax from time to time to maintain the goodwill and value of the Affymax House Marks. In any Collaborator materials in which the Affymax House Marks appear, Collaborator shall display a trademark legend in substantially the following form (tailored to reflect which trademark is being used): "{trademark}™" is a trademark owned by Affymax" Affymax grants no rights in the Affymax House Marks other than those expressly granted in this Section 6.2.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        6.3    License to Affymax under Collaborator Technology.    Subject to the terms and conditions of this Agreement, Collaborator hereby grants to Affymax a non-exclusive, royalty-free license under the Collaborator Technology to develop, use, sell, offer for sale, and import the Product in the Affymax Territory, and to make and have made the Product or the Peptide or the Bulk Hematide or the Finished Product anywhere in the world for such development or sale in the Affymax Territory. Such license shall be sublicenseable by Affymax to any Affiliate of Affymax. Such license shall also be sublicenseable to any Third Party Partner or any other Third Party, with written notification to Collaborator promptly following the grant of such sublicense.

        6.4    Negative Covenant.    Each Party covenants that it shall not use or practice any of the other Party's intellectual property rights licensed to it under this Article 6 except for the purposes expressly permitted in the applicable license grant under this Agreement.

        6.5    No Implied Licenses.    Except as explicitly set forth in this Agreement, neither Party grants any license, express or implied, under its intellectual property rights to the other Party.

        6.6    Exclusivity.    If, during the Term, Collaborator and/or its Affiliates, either on their own or in collaboration with a Third Party, actually market, promote, or sell in the Licensed Territory any therapeutic agent, other than the Product, that [*], without Affymax's prior written consent, then Affymax may, [*], upon written notice to Collaborator, in Affymax's sole discretion, either [*] to Collaborator [*] or [*], in each case upon 90 days' prior written notice to Collaborator. For avoidance of doubt, this Section 6.6 does not restrict Collaborator's or its Affiliates' [*] activities with regard to [*], provided that Collaborator acknowledges that [*] under [*] to conduct such activities.

        6.7    Third Party Licenses.    Collaborator understands and acknowledges that certain rights contained within the Affymax Technology have been licensed to Affymax from certain Third Parties pursuant to those license agreements entered into as of the Effective Date and set forth in Exhibit I (the "Third Party License Agreements"). Affymax shall, during the Term, [*] Third Party License Agreements [*] Third Party License Agreements in a manner that would [*] on [*] and Collaborator's [*] Product in the Field and in the Licensed Territory.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 7

MANUFACTURE AND SUPPLY

        7.1    Roles of the Parties.    Affymax shall supply, or cause to be supplied through its Third Party contract manufacturers, in a timely manner Collaborator's entire requirements of the Bulk Hematide for Development and Commercialization purposes in or for the Licensed Territory. Collaborator shall be responsible for the formulation of Bulk Hematide into the Finished Product and the manufacture of Finished Product for both Development and Commercialization purposes in the Licensed Territory.

        7.2    Preclinical and Clinical Supply of Bulk Hematide.    Affymax shall, by itself or through its Third Party contract manufacturer, supply to Collaborator, upon written request by Collaborator under the terms and conditions of this Article 7, all quantities of Bulk Hematide reasonably required by Collaborator, to Develop the Product in the Licensed Territory pursuant to the Development Plan. Such quantities of Bulk Hematide, and the schedule for such supply, shall be confirmed and if necessary updated by the Joint Committee in a manner consistent with the Development Plan. From time to time, Collaborator shall submit to Affymax purchase orders for quantities of Bulk Hematide for such use consistent, as far as reasonably practicable, with such confirmed, or, if applicable, updated quantity and schedule, and Affymax shall supply or have supplied to Collaborator such quantities of Bulk Hematide. The price for such Development (non-clinical and clinical) supply shall be [*] for such Bulk Hematide, with such supply to be [*]. Affymax shall invoice Collaborator for such Bulk Hematide with each shipment, and Collaborator shall pay such invoices within thirty (30) days of its receipt of such invoice. Within sixty (60) days after the Effective Date, the Parties shall discuss and agree upon the terms pursuant to which Affymax may provide to Collaborator reasonable quantities of reference standard compounds and related substances to the extent reasonably necessary for Collaborator to Develop formulations of the Products. Affymax shall notify Collaborator of the identity of any Third Party contract manufacturers of Bulk Hematide that will manufacture Bulk Hematide for supply to Collaborator promptly after Affymax enters into an agreement with any such Third Party.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        7.3    Commercial Supply of Bulk Hematide.    The Parties shall negotiate in good faith and enter into a manufacturing and supply agreement (the "Supply Agreement") governing the supply, by or on behalf of Affymax, to Collaborator of Bulk Hematide, for the manufacture of Finished Product in connection with the Commercialization of the Product by Collaborator hereunder, prior to [*] for the Product in the Licensed Territory, or [*], whichever is earlier. Such Supply Agreement shall contain customary terms governing such manufacturing and supply relationship, and shall provide that such Bulk Hematide meeting the agreed specifications shall be supplied by or on behalf of Affymax to Collaborator in a timely manner at a cost [*] such Bulk Hematide, with such supply to be [*]. In addition, such Supply Agreement shall provide that Affymax shall [*] to ensure that Affymax meets its obligation to supply appropriately forecasted quantities of Bulk Hematide ordered by Collaborator, and that if Affymax materially fails to meet such supply obligation, then Collaborator shall have the right to [*], without delay, of [*] necessary to [*] or [*] Bulk Hematide to meet its requirements. If [*] occurs, Affymax would [*] any additional [*] necessary to [*] the [*] without requiring Collaborator [*] for such [*].

        7.4    Finished Product.    Collaborator shall be responsible for, at its own cost, the formulation, filling, finishing, testing and final release of the Finished Products for Development and Commercialization in the Licensed Territory. Collaborator shall have the right to pursue in its sole discretion the formulation for the Product, including a formulation which is different from that utilized for the Product by Affymax and/or its Third Party Partners for use in the Affymax Territory. Collaborator shall be solely responsible for obtaining, at its expense, any licenses deemed by it to be necessary or desirable to such formulation and/or any aspect of the Finished Manufacture which is different from that utilized for the Product by Affymax and/or its Third Party Partners for use in the Affymax Territory.

        7.5    Comparator Drugs.    Collaborator shall be responsible for obtaining, at its sole expense, all supplies of its requirements of all comparator drugs and/or placebos necessary for conducting clinical trials of the Product in the Licensed Territory, provided, however, Affymax shall reasonably cooperate with Collaborator for such purposes at Collaborator's expense, which cooperation shall include the transfer to Collaborator of technology Controlled by Affymax

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

relating to activities that were conducted by Affymax as of the Effective Date with respect to any such placebo, in connection with the Development of Products.

        7.6    Audit.    Affymax shall use Diligent Efforts to minimize the Manufacturing Cost while assuring quality of Bulk Hematide, and shall consider in good faith all reasonable input from Collaborator for such purpose. Affymax shall maintain complete and accurate records in sufficient detail to permit Collaborator to confirm the accuracy of the calculation of Manufacturing Cost and resulted supply price payments due under this Agreement. Upon reasonable prior notice, such records shall be available during regular business hours for a period of three (3) years from the creation of individual records for examination at Collaborator's expense, and not more often than once each calendar year, by an independent certified public accountant selected by Collaborator and reasonably acceptable to Affymax, for the sole purpose of verifying the accuracy of the calculation of the supply price pursuant to this Agreement. Any such auditor shall not disclose Affymax's Confidential Information, except to the extent such disclosure is necessary to verify the accuracy of amount of supply price due by Collaborator under this Agreement. Any amounts determined by such auditor to be overpaid, if any, shall be reimbursed to Collaborator within thirty (30) days from issuance of its report, plus interest (as set forth in Section 8.7) from the original due date. Any amounts determined to be underpaid shall be paid within thirty (30) days from the accountant's report. Collaborator shall bear the full cost of such audit unless such audit discloses an overpayment of the amount actually owed during the applicable calendar year of more than [*], in which case Affymax shall bear the full cost of such audit.

        7.7    Collaborator Audit Right of Bulk Hematide Facility.    If, in order to fulfill its obligations as a holder of a CTA or Regulatory Approval with regard to the Product in the Licensed Territory, Collaborator desires to conduct an inspection or audit of Affymax's facility or a facility of a Third Party contract manufacturer under contract with Affymax for the manufacture and supply of the Bulk Hematide in or for the Licensed Territory, Affymax shall allow Collaborator to make such inspection or audit of any such Affymax facility, and shall exercise its rights under any agreement between Affymax and any such Third Party contract manufacturer to enable Collaborator to make such inspection or audit of such Third Party contract manufacturer's facility, in each case to the extent relevant to the Bulk Hematide supplied in or for the Licensed Territory and during normal business hours. Affymax shall reasonably

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

cooperate with Collaborator to facilitate such inspection or audit. Any such inspection or audit by Collaborator pursuant to this Section 7.7 shall be conducted no more frequently than once every two (2) years at a given facility, and shall occur upon a minimum of three (3) months' prior written notice by Collaborator of its desire for such inspection or audit. Notwithstanding the foregoing, if any notice or observation is made by a Regulatory Authority of noncompliance of such facility with applicable Law in connection with Bulk Hematide, Collaborator may conduct an inspection or audit of such manufacturing facility more frequently than provided in the prior sentence to the extent necessary to confirm that the relevant matters in such notice or observation are adequately addressed. The Supply Agreement shall include additional rights of audit and inspection of facilities used to manufacture Bulk Hematide to be supplied to Collaborator in circumstances other than those described in this Section 7.7, to the extent and on such terms as the Parties may reasonably agree.

        7.8    Quality Agreement.    The Parties shall negotiate in good faith and enter into a quality agreement governing the quality control, quality assurance and validation of the commercial and clinical supply of the Bulk Hematide to Collaborator by or on behalf of Affymax. The Parties acknowledge and understand that, in order for the Product to be Commercialized in the Licensed Territory, Bulk Hematide supplied to Collaborator by Affymax hereunder must be manufactured, handled and stored in compliance with the GMP required by MHLW. Accordingly, the quality agreement shall incorporate a provision stating that, should GMP as required by the MHLW impose additional or different obligations than are imposed under GMP as required by the FDA, then Affymax shall, itself or through a Third Party contract manufacturer, comply with such MHLW GMP requirements with respect to Bulk Hematide supplied to Collaborator pursuant to this Agreement; provided that (i) Collaborator has previously notified Affymax in writing of such additional or different obligations, (ii) Affymax shall have a reasonable time after receiving such notice to comply with such additional or different obligations, and (iii) that Collaborator shall cooperate with Affymax to a reasonable extent to enable Affymax to comply with such obligations.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 8

Compensation

        8.1    License Fee.

          (a)   No later than five (5) business days after Collaborator's receipt from Affymax of two original copies of a Tax Residence Certificate (as defined in Section 8.5(c)) and two copies with original signatures, properly completed by Affymax, of each of the other document(s) necessary to claim the benefit of an income tax treaty (i.e., Form 3, "Application Form for Income Tax Convention," and Form 17, "Attachment Form For Limitation On Benefits Article"), Collaborator shall pay to Affymax a license fee of Seventeen Million Dollars ($17,000,000) by wire transfer of immediately available funds into the account designated by Affymax to Collaborator prior to the Effective Date. Such license fee shall be nonrefundable and noncreditable against any other payments due hereunder. Collaborator shall confirm to Affymax in writing or by electronic means that such amount has been transferred to Affymax's account promptly after such event occurs.

          (b)   Within five (5) business days after the Effective Date, Collaborator shall purchase Ten Million Dollars ($10,000,000) worth of shares of Affymax' non-voting, preferred stock, at a price of $4.7162 (i.e., one hundred and twenty-five (125%) of the price per share of the Series D preferred stock of Affymax) per share, pursuant to the Stock Purchase Agreement attached hereto as Exhibit J. Notwithstanding the foregoing, if Affymax is unable to have its certificate of incorporation enabling the foregoing purchase by Collaborator of shares of Affymax' stock filed and accepted by relevant authorities within the first three (3) business days of such five (5) day business period, then the Parties will mutually agree upon a reasonable extension of the time required for Collaborator to purchase such stock after such certificate is so filed and accepted (not to exceed three (3) business days after such certificate is so filed and accepted).

        8.2    Clinical Milestone Payments.    Collaborator shall make milestone payments to Affymax based on the first achievement of each milestone event in the Licensed Territory for the Product as set forth in this Section 8.2. Collaborator shall pay to Affymax the amounts set forth below within thirty (30) days after the first achievement of the corresponding milestone event. Each milestone payment by Collaborator to Affymax hereunder shall be payable [*] achieved by one or more Products. Each such payment shall be made by wire transfer of immediately available funds into the account set forth in Section 8.1 unless otherwise designated in writing by Affymax. Each such payment is nonrefundable and noncreditable against any other payments due hereunder.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Milestone Event	Milestone Payment
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
Total Milestone Payments	$75,000,000

*
"Initiation", as used in this milestone event chart, means the first dosing of the first human subject.

**
"Completion" means, with respect to a given clinical trial, and as used in the description of the milestone events, [*].

        8.3    Royalties.

  (a)
  Rate for Patented Products. On a product by product basis, Collaborator shall pay to Affymax royalties based on the aggregate annual Net Sales of each Product sold in the Licensed Territory at the rate of [*] at all times at which a Valid Claim of an Affymax

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Patent or a Joint Patent covering the composition of matter of such Product (including without limitation the composition of matter of Hematide) exists in the Licensed Territory.

        (b)    Royalty Rate Step Down; Term of Obligation.    Collaborator acknowledges that it will continue to enjoy substantial benefit from its license under, and the transfer to Collaborator of certain elements of, the Affymax Technology pursuant to this Agreement (including without limitation the Affymax Know-How licensed to Collaborator, and the regulatory data to be provided to Collaborator, pursuant to this Agreement) as well as from Collaborator's own development of Collaborator Technology derived from the practice of such license and Collaborator's use of such Affymax Technology, even after expiration of all Valid Claims of the Affymax Patents and Joint Patents covering the composition of matter of Products in the Licensed Territory, determined on a Product by Product basis (the date upon which the last to expire of such Valid Claims occurs for a Product, the "Expiration Date"). Accordingly, Collaborator shall, on a Product by Product basis, continue to pay royalties on Net Sales of Products by Collaborator, its Affiliates and sublicensees after the Expiration Date, in consideration for the foregoing non-patent benefits, as follows: After the Expiration Date, Collaborator shall pay to Affymax royalties on Net Sales of such Products at a rate of [*] provided, however, that Collaborator's obligation to pay such royalty on such Product shall terminate at the end of the first to occur [*] in which [*] of such Product in the Licensed Territory comprising, during such time period, [*] or more of the [*] of such Product and [*] sold in such time period in the Licensed Territory (based upon mutually acceptable Third Party objective data sources).

        (c)    Royalty Payments and Reports.    All amounts payable to Affymax pursuant to Sections 8.3(a) or (b) shall be paid in Dollars within forty-five (45) days after the end of each calendar quarter with respect to Net Sales in such calendar quarter. Each payment of royalties due to Affymax shall be accompanied by a statement of the amount of gross sales of Product in the Licensed Territory during the applicable calendar quarter, an itemized calculation of Net Sales in the Licensed Territory showing deductions provided for in Section 1.48 during such calendar quarter, and a calculation of the amount of royalty payment due on such sales for such calendar quarter. Collaborator shall require its sublicensees to account for their Net Sales and to provide such reports with respect thereto as if such sales were made by Collaborator.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        8.4    Existing and Future Third Party Royalties.

        (a)   In addition to the royalties owed pursuant to Section 8.3, except as otherwise provided in Section 8.4(c), Collaborator shall reimburse Affymax for all royalties due to Third Parties pursuant to the Third Party License Agreements with respect to Commercialization of Products in the Licensed Territory by Collaborator, its Affiliates or sublicensees, and for all royalties required to be paid to Third Parties under any other future license agreements entered into between a Third Party and Affymax ("Future Third Party Licenses") with respect to Collaborator's, its Affiliate's, or its sublicensees' Development and/or Commercialization of Products in the Licensed Territory. Affymax shall consult in good faith with Collaborator prior to entering into any Future Third Party Licenses (other than any such Future Third Party License [*], as described in Section [*]).

        (b)   In addition, except as otherwise provided in Section 8.4(c), to the extent Collaborator enters into any license agreement with any Third Party to obtain a license or other right to Develop, use, conduct Finished Manufacture of, or Commercialize the Product in the Licensed Territory after the Effective Date, Collaborator shall make all such payments to such Third Parties. Except as provided in Section 8.4(c), Collaborator shall have no right to offset or otherwise deduct such payments that it makes or pays to any Third Party as described in this Section 8.4(b) or in Section 9.6(d) from any amounts otherwise owed Affymax under this Agreement.

        (c)   In the event [*] enters into a license agreement [*] with [*] and/or any of its affiliates after the Effective Date obtaining rights including in the Licensed Territory under certain Patents listed on [*] and pursuant to such agreement is required to pay to [*] and/or its affiliate royalties or milestones with respect to Collaborator's Development or Commercialization of the Product for or in the Licensed Territory, Collaborator shall reimburse Affymax for all such royalties and milestone payments reasonably applicable to such activities in or for the Licensed Territory that are due [*] and/or such affiliate, provided that Collaborator is provided [*] Affymax [*] such agreement reasonably prior to [*]. Notwithstanding the foregoing, Collaborator shall have the right to [*] any such reimbursed royalties [*] of this Agreement [*]. Alternatively, if it becomes necessary for Collaborator to enter into a license

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

agreement directly with [*] or its affiliate to obtain rights under [*] with respect to such activities in or for the Licensed Territory, Collaborator shall have the right to [*] any royalties paid to [*] and/or its affiliate [*] for the same [*], provided that Collaborator shall inform Affymax that it intends to [*] and/or its affiliates and obtain Affymax's consent with respect thereto (which consent shall not be unreasonably withheld or delayed) prior to its start of the [*] or its affiliate with respect to such [*], and further provided that, [*], Collaborator shall give Affymax [*]. Affymax shall have the right to consent (which consent shall not be unreasonably withheld or delayed) to [*] in any such agreement that would bind Affymax conduct. Notwithstanding anything to the contrary in the foregoing, in no event shall [*] under this Section 8.3(c) [*] to Affymax to [*] of the [*] Affymax under [*].

        (d)   On a quarterly basis, Affymax shall invoice Collaborator for all such payments which Affymax actually paid during such quarter to Third Parties to which royalties are due as set forth in Section 8.4(a), and Collaborator shall pay to Affymax such invoiced amount within thirty (30) days.

        8.5    Taxes.

        (a)    Cooperation and Coordination.    The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible and legal, taxes payable with respect to their collaborative efforts under this Agreement and that they shall use all commercially reasonable efforts to cooperate and coordinate with each other to achieve such objective.

        (b)    Payment of Tax.    A Party receiving a payment pursuant to this Article 8 shall pay any and all taxes levied on such payment. If applicable Law requires that taxes be deducted and withheld from a payment made pursuant to this Article 8, the remitting Party shall (i) deduct those taxes from the payment; (ii) pay the taxes to the proper taxing authority; and (iii) send evidence of the obligation together with proof of payment to the other Party within sixty (60) days following that payment.

        (c)    Tax Residence Certificate.    A Party (including any entity to which this Agreement may be assigned, as permitted under Section 15.5) receiving a payment pursuant to

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

this Article 8 shall provide the remitting Party appropriate certification from relevant revenue authorities that such Party is a tax resident of that jurisdiction (a "Tax Residence Certificate"), if such receiving Party wishes to claim the benefits of an income tax treaty to which that jurisdiction is a party. Upon the receipt thereof, any deduction and withholding of taxes shall be made at the appropriate treaty tax rate.

        (d)    Assessment.    Either Party may, at its own expense, protest any assessment, proposed assessment, or other claim by any Governmental Authority for any additional amount of taxes, interest or penalties or seek a refund of such amounts paid if permitted to do so by applicable Law. The Parties shall cooperate with each other in any protest by providing records and such additional information as may reasonably be necessary for a Party to pursue such protest.

        8.6    Foreign Exchange.    The rate of exchange to be used in computing the amount of currency equivalent in Dollars owed to a Party under this Agreement shall be made at the period-end rate of exchange quoted on the last business day of the applicable calendar quarter by Citibank in New York City.

        8.7    Late Payments.    If Affymax does not receive payment of any sum due to it on or before the due date, simple interest shall thereafter accrue on the sum due to Affymax until the date of payment at the per annum rate of [*] over the then-current prime rate quoted by Citibank in New York City, or the maximum rate allowable by applicable Law, whichever is lower.

        8.8    Records; Audits.    Collaborator shall maintain complete and accurate records in sufficient detail to permit Affymax to confirm the accuracy of the calculation of royalty payments under this Agreement. Upon reasonable prior notice, such records shall be available during regular business hours of Collaborator for a period of three (3) years from the creation of individual records for examination at Affymax' expense, and not more often than once each calendar year, by an independent certified public accountant selected by Affymax and reasonably acceptable to Collaborator, for the sole purpose of verifying the accuracy of the financial reports furnished by Collaboration pursuant to this Agreement. Any such auditor shall not disclose Collaborator's Confidential Information, except to the extent such disclosure is necessary to verify the accuracy

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

of the financial reports furnished by Collaborator or the amount of payments due by Collaborator under this Agreement. Any amounts shown to be owed but unpaid shall be paid within thirty (30) days from the accountant's report, plus interest (as set forth in Section 8.7) from the original due date. Any amounts determined to be overpaid shall be refunded within thirty (30) days from the accountant's report. Affymax shall bear the full cost of such audit unless such audit discloses an underpayment of the amount actually owed during the applicable calendar year of more than [*] in which case Collaborator shall bear the full cost of such audit.

ARTICLE 9

Intellectual Property Matters

        9.1    Ownership of Inventions.    Each Party shall own any inventions made solely by its employees, agents, or independent contractors in the course of conducting its activities under this Agreement, together with all intellectual property rights therein ("Sole Inventions"). Any inventions that are made jointly by employees, agents, or independent contractors of each Party in the course of performing activities under this Agreement, together with all intellectual property rights therein ("Joint Inventions") shall be owned jointly by the Parties in accordance with joint ownership interests of co-inventors under U.S. patent laws, with each joint Party having, unless otherwise set forth in this Agreement (including without limitation Section 9.3), the unrestricted right to license and grant rights to sublicense each such Joint Invention. Inventorship shall be determined in accordance with U.S. patent laws. Sole Inventions owned by Collaborator and Collaborator's interest in all Joint Inventions shall be included in the Collaborator Technology. Sole Inventions owned by Affymax and Affymax' interest in all Joint Inventions shall be included in the Affymax Technology.

        9.2    Disclosure of Inventions.    Each Party shall promptly disclose to the other any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing inventions that may be either Sole Inventions or Joint Inventions, and all Information relating to such inventions.

        9.3    Prosecution of Patents.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        (a)    Affymax Patents Other than Joint Patents.    Except as otherwise provided in this Section 9.3(a), Affymax shall have the sole right and authority to file, prosecute and maintain the Affymax Patents other than Joint Patents on a worldwide basis. Affymax shall provide Collaborator reasonable opportunity to review and comment on such prosecution efforts regarding such Affymax Patents in the Licensed Territory. Affymax shall provide Collaborator with a copy of material communications from any patent authority in the Licensed Territory regarding such Affymax Patents, and shall provide drafts of any material filings or responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses.    Notwithstanding the foregoing, if Affymax desires to abandon or not maintain any Patent within such Affymax Patents in the Licensed Territory, then Affymax shall provide Collaborator with thirty (30) days prior written notice of such desire (or such longer period of time as reasonably necessary to allow Collaborator to assume such responsibilities) and, if Collaborator so requests, shall provide Collaborator with the opportunity to prosecute and maintain such Patent in the Licensed Territory in place of Affymax, at Collaborator's sole expense, in which case Affymax shall assign such Patent in the Licensed Territory to Collaborator (and such Patent shall thereafter be included in the Collaborator Patents). If Collaborator desires Affymax to file, in the Licensed Territory, a patent application that claims priority from a Patent within the Affymax Patents, other than a Joint Patent, in the Licensed Territory, Collaborator shall provide written notice to Affymax requesting that Affymax file such patent application in the Licensed Territory. If Collaborator provides such written notice to Affymax, Affymax shall either (i) file and prosecute such patent application and maintain any patent issuing thereon in the Licensed Territory, at Collaborator's expense, or (ii) notify Collaborator that Affymax does not desire to file such patent application and provide Collaborator with the opportunity to file and prosecute such patent application and maintain any patent issuing thereon in the Licensed Territory in place of Affymax, at Collaborator's sole expense, in which case Affymax shall assign such patent application described in (ii) to Collaborator in the Licensed Territory (and in which case such Patent shall be included in the Collaborator Patents). If at any time Collaborator receives notices from the Japanese Patent Office regarding patent claims or prosecution communications for an Affymax Patent, Collaborator shall send such notices to Affymax within two (2) weeks after receipt of such notices. If Affymax assigns a Patent to Collaborator pursuant to this Section 9.3(a), Collaborator shall not file any patent claims or any prosecution communications with respect thereto in the Licensed Territory without the prior written consent of Affymax, or undertake any patent prosecution or enforcement action with respect thereto in the Licensed Territory, that Affymax deems to be detrimental to the prosecution and enforcement of Affymax Patents in the Affymax Territory.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        (b)    Collaborator Patents Other Than Joint Patents.    Except as otherwise provided in this Section 9.3(b), Collaborator shall have the sole right and authority, but not an obligation, to prosecute and maintain the Collaborator Patents other than Joint Patents on a worldwide basis at its sole discretion (subject to this Section 9.3(b)) and at own cost and responsibility. Collaborator shall provide Affymax reasonable opportunity to review and comment on such prosecution efforts regarding such Collaborator Patents. Collaborator shall provide Affymax with a copy of material communications from any patent authority regarding such Collaborator Patents, and shall provide drafts of any material filings or responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses.     If Collaborator determines in its sole discretion to abandon or not maintain any Patent within the Collaborator Patents other than a Joint Patent anywhere in the world, then Collaborator shall provide Affymax with thirty (30) days' prior written notice of such determination (or such longer period of time reasonably necessary to allow Affymax to assume such responsibilities) and shall provide Affymax with the opportunity to prosecute and maintain such Patent in the applicable jurisdiction in place of Collaborator at Affymax's sole expense, and if Affymax so requests, Collaborator shall assign such Patent to Affymax (in which case such Patent shall be included in the Affymax Patents). If Affymax desires Collaborator to file, in a particular jurisdiction, a patent application that claims priority from a Patent within the Collaborator Patents, Affymax shall provide written notice to Collaborator requesting that Collaborator file such patent application in such jurisdiction. If Affymax provides such written notice to Collaborator, Collaborator shall either (i) file and prosecute such patent application and maintain any patent issuing thereon in such jurisdiction at Affymax's expense, or (ii) notify Affymax that Collaborator does not desire to file such patent application and provide Affymax with the opportunity to file and prosecute such patent application and maintain any patent issuing thereon at Affymax's sole expense in place of Collaborator, in which case Collaborator shall

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

assign such patent application described in (ii) to Affymax (and in which case such Patent shall be included in the Affymax Patents).

        (c)    Joint Patents.    With respect to any potentially patentable Joint Invention, the Parties shall meet and agree upon which Party shall prosecute and maintain patent applications covering such Joint Invention (any such patent application and any patents issuing therefrom a "Joint Patent") in particular countries and jurisdictions throughout the world. It is the intention of the Parties that, unless otherwise agreed, Collaborator would prosecute and maintain any Joint Patents in the Licensed Territory, and Affymax would prosecute and maintain the Joint Patents in the Affymax Territory, subject to the Parties coordinating their efforts as appropriate to make such prosecution activities as efficient, convenient and harmonious as possible. The Party that prosecutes a patent application in the Joint Patents (the "Prosecuting Party") shall bear its own costs and expenses incurred with respect to the prosecution of such patent application, except as otherwise provided below. Such Prosecuting Party shall provide the other Party reasonable opportunity to review and comment on such prosecution efforts regarding the applicable Joint Patents in the particular jurisdictions, and such other Party shall provide the Prosecuting Party reasonable assistance in such efforts. The Prosecuting Party shall provide the other Party with a copy of all material communications from any patent authority in the applicable jurisdictions regarding the Joint Patent being prosecuted by such Party, and shall provide drafts of any material filings or responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses. In particular, each Party agrees to provide the other Party with all information necessary or desirable to enable the other Party to comply with the duty of candor/duty of disclosure requirements of any patent authority. Except to the extent a particular Party is restricted by the licenses granted to the other Party and/or the other covenants contained in the Agreement, each Party shall be entitled to practice, and grant to Third Parties and its Affiliates the right to practice, the Joint Patents and all Joint Inventions without restriction or an obligation to account to the other Party, and the other Party shall consent, without additional consideration, to any and all such licenses; provided, however, that Collaborator shall not have the right to grant to [*] Territory under any Joint Patents a license to make, use, sell, offer for sale and import [*] in the Affymax Territory. For clarity, Collaborator hereby consents to allow Affymax to grant licenses under the Joint Patents as necessary to Third Parties and to its Third Party Partner to make, use, sell, offer for sale and

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

import the Product, the [*], the Peptide, any Alternative ESAs or Bulk Hematide, or any other composition of matter that stimulates erythropoiesis activity, in the Affymax Territory, without further consideration from Affymax or such recipient licensee. Either Party may determine that it is no longer interested in supporting the continued prosecution or maintenance of a particular Joint Patent in a country or jurisdiction, in which case: (i) such Party may elect to cease its ownership interest in such Joint Patents and shall, if requested in writing by the other Party, assign its ownership interest in such Joint Patent in such country or jurisdiction to the other Party for no additional consideration, and (ii) thereafter, the electing Party shall be released from any obligations with regard to such Joint Patents and any such Joint Patent would thereafter be deemed a Affymax Patent in the case of assignment to Affymax, or a Collaborator Patent in the case of assignment to Collaborator.

        (d)    Cooperation in Prosecution.    Each Party shall provide the other Party all reasonable assistance and cooperation in the Patent prosecution efforts provided above in this Section 9.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

        9.4    Patent Term Extensions in the Licensed Territory.    The internal patent counsel of each Party shall discuss and recommend for which, if any, of the Affymax Patents, Collaborator Patents and Joint Patents in the Licensed Territory the Parties should seek Patent Term Extensions in the Licensed Territory, and, Affymax, in the case of the Affymax Patents, and Collaborator in the case of the Collaborator Patents and Joint Patents, shall have the final decision-making authority with respect to applying for any such Patent Term Extensions in the Licensed Territory, and shall act with reasonable promptness in light of the development stage of Products to apply for any such Patent Term Extensions, where it so elects, provided, however, that if in the Licensed Territory only one such Patent can obtain a Patent Term Extension, then the Parties shall consult in good faith to determine which such Patent should be the subject of efforts to obtain a Patent Term Extension, and Affymax's decision on which one Patent shall be extended shall control in the case of a disagreement. The Party that does not apply for an extension hereunder shall cooperate fully with the other Party in making such filings or actions, for example and without limitation, making available all required regulatory data and information and executing any required authorizations to apply for such Patent Term Extension.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

All activities of the Parties pursuant to this Section 9.4 for the Licensed Territory shall be at the expense of the Party who owns such extended Patents (in case of Joint Patents, expenses shall be shared equally by the Parties).

        9.5    Infringement of Patents by Third Parties.

        (a)    Notification.    Each Party shall promptly notify the other Party in writing of any existing or threatened infringement of the Affymax Patents, Joint Patents or Collaborator Patents of which it becomes aware, and shall provide evidence in such Party's possession demonstrating such infringement.

        (b)    Infringement of Affymax Patents or Joint Patents in the Licensed Territory.

          (i)    If a Third Party infringes any Affymax Patent or Joint Patent in the Licensed Territory by making, using, importing, offering for sale or selling the Product, Hematide, [*] or any product containing the Peptide, or [*] (such activities, "Product Infringement"), each Party shall so notify the other Party as provided in Section 9.5(a), which such notice shall include all Information available to the other Party regarding such alleged infringement and Affymax shall have the first right, but not the obligation, to bring an appropriate suit or other action against any person or entity engaged in such Product Infringement in the Licensed Territory, subject to Section 9.5(b)(ii) below, at its expense. Affymax shall have a period of one hundred twenty (120) days after such notification to or by Affymax, to elect to so enforce such Affymax Patent or Joint Patent. In the event it does not so elect, it shall so notify Collaborator in writing during such one hundred twenty (120) day time period, and Collaborator shall have the right, but not the obligation, to commence a suit or take action to enforce the applicable Affymax Patent or Joint Patent against such Third Party perpetrating such Product Infringement at its expense, unless either (i) Affymax demonstrates to the Collaborator in writing a reasonable business basis for not enforcing such Affymax Patents or Joint Patents against such Product Infringement during such time period, in which case Collaborator shall not have the right to so commence such suit or take such action to enforce the applicable Affymax Patent or Joint Patent without Affymax's prior written consent, provided that if such basis is so demonstrated, that the Parties shall re-evaluate upon Collaborator's reasonable request, from time to time, whether such basis

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

continues to apply or whether at such time Collaborator may exercise such right, or (ii) such infringement suit is to be brought against [*], other than with respect to Affymax Patents or Joint Patents that claim solely Formulation Technology, and commencement of such suit or other legal proceeding in the Licensed Territory is reasonably anticipated by Affymax to result in an outcome that would have a substantially adverse effect on an Affymax Patent or Joint Patent in the Affymax Territory, or on the commercialization, manufacture, use, importation, sale or offer to sell the Product, any Alternative ESA or Bulk Hematide in the Affymax Territory, in which case Collaborator shall not have the right to so commence a suit or take such action to enforce the applicable Affymax Patent or Joint Patent without Affymax's prior written consent. Each Party shall provide to the Party enforcing any such rights under this Section 9.5(b)(i) reasonable assistance in such enforcement, at such enforcing Party's request and expense, including joining such action as a party plaintiff if required by applicable Law to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider the other Party's comments on any such efforts. Each Party shall bear all of its own internal costs incurred in connection with its activities under this Section 9.5(b)(i).

          (ii)   The Party not bringing an action with respect to Product Infringement in the Licensed Territory under this Section 9.5(b) shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the Party bringing such action. Additionally, the Party not bringing an action under this Section 9.5 may have an opportunity to participate in such action to the extent that the Parties may mutually agree at the time the other Party elects to bring an action hereunder.

        (c)    Infringement of Affymax Patents or Joint Patents in the Affymax Territory.

          (i)    For any and all infringement of Affymax Patents other than Joint Patents anywhere in the Affymax Territory, Affymax (or its Third Party Partner) shall have the sole and exclusive right to bring an appropriate suit or other action against any person or entity

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

  engaged in such infringement of such Patents, in its sole discretion, and as between the Parties Affymax shall bear all related expenses and retain all related recoveries.

          (ii)   If a Third Party infringes a Joint Patent in the Affymax Territory by Product Infringement activities, Affymax (or its Third Party Partner) shall have the sole and exclusive right to bring an appropriate suit or other action against any person or entity engaged in such infringement of such Patents, in its sole discretion, and as between the Parties Affymax shall bear all related expenses and retain all related recoveries. Collaborator shall provide to Affymax reasonable assistance in such enforcement, at Affymax's request and expense, including joining such action as a party plaintiff if required by applicable Law to pursue such action.

          (iii) For infringement of the Joint Patents in the Affymax Territory that is not Product Infringement, the Parties shall confer to determine which Party shall have the first right to bring an appropriate suit or other action against any person or entity engaged in such infringement, and the manner in which they shall bear costs and share related recoveries of such suit or action. The Party that brings such suit or actions (the "Enforcing Party") shall bear its own costs and expenses incurred. The Enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider the other Party's comments on any such efforts. The other Party shall cooperate with the enforcing Party in enforcing Joint Patents against the such infringement. Each Party shall bear all of its own internal costs incurred in connection with its activities with respect to such infringement of such Joint Patents. In the event the Parties are unable to reach agreement upon which Party shall bring an appropriate suit or other action against any person or entity engaged in such infringement of such Joint Patent within a reasonable time period (i.e., within ninety (90) days), either Party may bring such suit or other actions against such infringement, and notify the other Party of such actions. The other Party shall have the right to participate in such actions upon written notice to the other Party.

        (d)    Product Infringement of Collaborator Patents (other than Joint Patents) in the Affymax Territory.    If a Third Party infringes a Collaborator Patent (other than a Joint Patent) in a country or jurisdiction in the Affymax Territory by Product Infringement

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

activities, Collaborator shall have the first right, but not the obligation, to bring, at its own expense and in its sole control, an appropriate suit or other action against any person or entity engaged in such infringement of such Collaborator Patent in the Affymax Territory. If Collaborator does not bring such action within one hundred twenty (120) days of notification thereof to or by Collaborator, Affymax shall have the right, but not the obligation, to bring at its expense and in its sole control, such appropriate action. The Party not bringing an action under this Section 9.5(d) shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall cooperate fully with the Party bringing such action, including by joining such action as a party plaintiff, at the expense of the enforcing Party, if required by applicable Law for the enforcing Party to pursue such action.

        (e)    Infringement of Collaborator Patents (Other than Joint Patents) in the Licensed Territory.    For all infringement of any Collaborator Patents (other than Joint Patents) in the Licensed Territory, Collaborator shall have the exclusive right, but not the obligation, to bring, at Collaborator's expense and in its sole control, an appropriate suit or other action against any person or entity engaged in such infringement of such Collaborator Patent.

        (f)    Settlement.    Collaborator shall not settle any claim, suit or action that it brings under this Section 9.5 involving Affymax Patents (excluding Joint Patents) in any manner that would negatively impact Affymax Patents anywhere in the world, or that would limit or restrict the ability of Affymax or its Third Party Partner(s) to manufacture, use, sell, offer for sale or import Products anywhere in the world, without the prior written consent of Affymax. Affymax shall not settle any claim, suit or action that it brings under this Section 9.5 involving Collaborator Patents (excluding Joint Patents) in any manner that would negatively impact the Collaborator Patents or that would limit or restrict the ability of Collaborator to sell Products anywhere in the world, without the prior written consent of Collaborator. Neither Party shall settle any claim, suit or action that it brings under this Section 9.5 involving Joint Patents in any manner that would negatively impact the Joint Patents or that would limit or restrict the ability of the other Party to sell Products anywhere in the world, without the prior written consent of such other Party. Notwithstanding anything to the contrary in this Section 9.5, Affymax shall have the right to withhold consent to any settlement that is reasonably anticipated to have a substantially adverse impact upon any Affymax Patent in the Affymax Territory, or the commercialization,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

manufacture, use, importation, offer for sale or sale of the Product, any Alternative ESA or Bulk Hematide in the Affymax Territory.

        (g)    Allocation of Proceeds.    If either Party recovers monetary damages from any Third Party in a suit or action brought under Section 9.5, whether such damages result from the infringement of Affymax Patents, Joint Patents or Collaborator Patents, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel), and any remaining amounts shall be, as between Affymax and Collaborator, split as follows:

          (i)    the portion of any such remaining amounts that represents recovery for infringement in the Licensed Territory shall be allocated [*] to Affymax and [*] to Collaborator; and

          (ii)   the portion of any such remaining amounts that represents recovery for infringement in the Affymax Territory (other than those obtained pursuant to subsection (c), which shall be the sole property of Affymax) shall be allocated [*] to Affymax and [*] to Collaborator.

        9.6    Infringement of Third Party Rights in the Licensed Territory.

        (a)    Notice.    If any Product manufactured, used or sold by either Party, its Affiliates, licensees or sublicensees becomes the subject of a Third Party's claim or assertion of infringement of a Patent granted by a jurisdiction within the Licensed Territory relating to the manufacture, use, sale, offer for sale or importation of Hematide, Peptide, [*] or the Product, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action.

        (b)    Defense.    Affymax shall have the first right, but not the obligation, to defend any such claim, with Affymax's costs to conduct such defense being at Affymax's expense. If Affymax does not commence actions to defend such claim within sixty (60) days after it receives notice thereof (or within sixty (60) days after it should have given notice thereof to Collaborator as required by Section 9.6(a)), then Collaborator shall have the right, but not the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

obligation, to control the defense of such claim by counsel of its choice, at Collaborator's expense. The non-defending Party shall reasonably cooperate with the Party conducting the defense of the claim, including if required to conduct such defense, furnishing a power of attorney. The non-defending Party shall have the right to confer with the other Party in any such defense, and may have the right to participate in any such defense to the extent that the Parties, at such time, may mutually agree. The non-defending Party shall also be entitled to separate representation in such matter by counsel of its own choice and at its own expense, provided that the other Party shall control such defense.

        (c)    Settlement.    Neither Party shall enter into any settlement of any claim described in this Section 9.6 that affects the other Party's rights or interests without such other Party's written consent, which consent shall not be unreasonably withheld or delayed. Affymax shall have the right to decline to defend or to tender defense of any such claim to Collaborator upon reasonable notice, including without limitation if Collaborator fails to agree to a settlement that Affymax proposes.

        (d)   Any amounts that either Party becomes obligated to pay as a result of any settlement of or decision rendered in any defense pursuant to this Section 9.6 with respect to the manufacture, use, sale, offer for sale or import of the Product in or for the Licensed Territory shall be [*] and [*] as provided in Section [*].

        9.7    Patent Marking.    Collaborator (or its Affiliate, sublicensee or distributor) shall mark Products marketed and sold by Collaborator (or its Affiliate, sublicensee or distributor) hereunder with appropriate patent numbers or indicia at Affymax's request to the extent permitted by applicable Law, if such markings or such notices impact recoveries of damages or equitable remedies available with respect to infringements of patents in the Licensed Territory.

        9.8    Infringement of Trademarks by Third Parties.    With respect to any trademarks associated with Products within the Licensed Territory, each Party shall notify the other Party promptly upon learning of any actual, alleged or threatened infringement of any trademark or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses, against such trademark (hereinafter "TM Infringement"). Collaborator shall have the sole right, in its own discretion and at its own expense, to bring an action to address such TM

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Infringement, in which case Collaborator shall retain any damages recovered from the Third Party. Notwithstanding the foregoing, if the trademark at issue is one as to which Collaborator was granted a license by Affymax, then the Parties shall instead proceed as provided in the relevant license agreement between the Parties with respect to such trademark.

        9.9    Patent Oppositions and Other Proceedings.

        (a)    Third-Party Patent Rights.    If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, declaration for non-infringement, reexamination or other attack upon the validity, title or enforceability of a Patent owned or controlled by a Third Party that covers, in the Licensed Territory, the Peptide, [*] or the Product, or the manufacture, use, sale, offer for sale or importation of the Peptide, [*] or the Product (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party's claim or assertion of infringement under Section 9.6, in which case the provisions of Section 9.6 shall govern), such Party shall so notify the other Party and the Parties shall promptly confer to determine whether to bring such action or the manner in which to settle such action. Affymax shall have the first right, but not the obligation, to bring at its own expense and in its sole control such action in the Affymax Territory or the Licensed Territory. If Affymax does not bring such an action in the Licensed Territory, within ninety (90) days of notification thereof pursuant to this Section 9.9(a) (or earlier, if required by the nature of the proceeding), then Collaborator shall have the right, but not the obligation, to bring, at Collaborator's sole expense and in Collaborator's sole control, such action only within the Licensed Territory. The Party not bringing an action under this Section 9.9(a) shall join the action as a joint party plaintiff if required to enable the other Party to bring such action, and the other Party's expense. Additionally, if appropriate, the Party not bringing an action under this Section 9.9(a) shall be entitled to separate representation in such proceeding by counsel of its own choice and at its own expense, and shall cooperate fully with the Party bringing such action. Any awards or amounts received in bringing any such action, if any, shall be first allocated to reimburse the Parties' expenses in such action, and any remaining amounts shall be retained by the Party bringing such action.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        9.10    Parties' Patent Rights.    If an Affymax Patent, Joint Patent or Collaborator Patent becomes the subject of any proceeding commenced by a Third Party within the Licensed Territory in connection with an opposition, reexamination request, action for declaratory judgment, nullity action, interference or other attack upon the validity, title or enforceability thereof (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, an action for infringement against a Third Party under Section 9.5, in which case the provisions of Section 9.5 shall govern), then the Party owning or otherwise Controlling such Patent shall control such defense at its sole cost; provided that if such action relates to a Joint Patent, the Parties shall confer and determine which Party shall control such action and bear the associated costs. The controlling Party shall permit the non-controlling Party to participate in the proceeding to the extent permissible under applicable Law, and to be represented by its own counsel in such proceeding, at the non-controlling Party's expense. If either Party decides that it does not wish to defend against such action, then the other Party shall have a backup right to assume defense of such Third-Party action at its own expense. Any awards or amounts received in defending any such Third-Party action, if any, shall be allocated between the Parties as provided in Section 9.5(g) as if the Party conducting such opposition were the Party that brought an action against an alleged infringer.

        9.11    Orange Book Listing, Compendial Listing.    Upon request of Collaborator, Affymax shall file appropriate information with the Regulatory Authority in the Licensed Territory listing any Affymax Patents in the Orange Book equivalent in the Licensed Territory, if any, as a Patent related to the Product and shall use Diligent Efforts to maintain such listing.

        9.12    Registration of Exclusive License.    Within a reasonable period of time after the Effective Date, Affymax shall register before the Japan Patent Office that Collaborator is the exclusive licensee under the Affymax Patents pursuant to this Agreement.

        9.13    Certain Patent Matters.    With regard to [*] set forth in [*] (collectively the [*]), Affymax shall keep [*], and shall [*], to the extent consistent with Affymax's [*].

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        10.1    Mutual Representations and Warranties.    Each Party hereby represents, warrants, and covenants (as applicable) to the other Party as follows:

        (a)    Corporate Existence and Power.    It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including, without limitation, the right to grant the licenses granted by it hereunder.

        (b)    Authority and Binding Agreement.    As of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder; and (iii) the Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

        (c)    No Conflict.    It is not a party to any agreement that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under this Agreement. The execution, delivery and performance of this Agreement shall not violate, conflict with or constitute a default under any agreement (including its corporate charter or other organizational documents) to which it is a party or to which it may be bound, or to its best knowledge, any applicable Laws or order of any court or other tribunal.

        (d)    No Debarment.    In the course of the Development of Products, each Party has not used and shall not use, during the term of this Agreement, any employee or consultant who has been debarred by any Regulatory Authority, or, is the subject of debarment proceedings by a Regulatory Authority.

        10.2    Additional Representations, Warranties and Covenants of Affymax.    Affymax represents, warrants and covenants to Collaborator as follows, as of the Effective Date:

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        (a)    Regulatory Materials and Studies.    To the best of Affymax's knowledge, all Regulatory Materials Controlled by Affymax in existence as of the Effective Date and to which Collaborator has rights of use or reference hereunder (collectively, "Affymax Regulatory Materials"), including the Regulatory Materials described in Section 4.2(b), as of the Effective Date have been prepared, maintained and retained in accordance with applicable Laws. All preclinical and clinical studies conducted with respect to Hematide and the Products in connection with the preparation of the Affymax Regulatory Materials, including such studies from which the data described in Section 4.1(a) and Section 4.1(b) are derived, as of the Effective Date have been conducted substantially in accordance with applicable Laws by persons with appropriate education, knowledge and experience. Affymax has not been debarred and is not subject to debarment, in each case pursuant to Section 306 of the FD&C Act or any similar law or regulation in any jurisdiction outside the United States.

        (b)    Sufficiency of License Grants; Affymax Patents.    Except as disclosed in Schedule 10.2 of this Agreement:

          (i)    the Affymax Patents are not subject to any encumbrance, lien or claim of ownership by any Third Party that is inconsistent with the rights and (sub)licenses granted to Collaborator hereunder;

          (ii)   no claim or litigation has been brought or, to the knowledge of Affymax is threatened, by any person or entity alleging that (A) any of the Affymax Patents in the Licensed Territory is invalid or unenforceable, or (B) practice of any of the Affymax Technology in the Licensed Territory infringes or otherwise conflicts or interferes with any intellectual property or proprietary right of any Third Party;

          (iii) to the knowledge of Affymax, prior to the Effective Date, no Third Party has infringed or misappropriated any Affymax Technology, and, as of the Effective Date, there is no actual or threatened infringement or misappropriation of the Affymax Technology by any Third Party;

          (iv)  to the knowledge of Affymax, neither (1) Collaborator's exercise of its rights hereunder with respect to the Affymax Technology, nor (2) Affymax's or

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

  Collaborator's Development or Commercialization of Hematide or any Product in the Licensed Territory, will infringe any Patent or other intellectual property right or other proprietary right of any Third Party;

          (v)   Affymax has the right to grant an exclusive license to Collaborator to each of the Affymax Patents in the Licensed Territory with a right to sublicense as provided for in Article 6,

          (vi)  this Agreement is consistent with all of the Third Party License Agreements in all respects and does not conflict with, violate, breach or otherwise give rise to a default by Affymax under, any term of each of the Third Party License Agreement;

          (vii) Affymax has obtained any and all consents, if any, required from Third Parties for Affymax to enter into this Agreement and to grant to Collaborator the licenses and other rights provided herein and has provided a copy of such consents to Collaborator.

          (viii) Affymax owns or possesses adequate right, title and interest in the Affymax Know-How to grant the license thereto to Collaborator as provided in Article 6.

          (ix)  Exhibit I sets forth all license agreements existing as of the Effective Date to which Affymax is a party and under which Affymax has obtained a license from certain Third Parties relating to inventions necessary or useful for Development or Commercialization of Products, Peptide, Hematide or [*] in the Licensed Territory.

        (c)    Patent Matters in the Licensed Territory.    With respect to the Licensed Territory, and as of the Effective Date: (i) All registration, maintenance and renewal fees due in connection with each Affymax Patent have been paid in a timely manner, (ii) all documents required to be filed in order to maintain each Affymax Patent have been filed in a timely manner, (iii) no action has been taken that would constitute waiver, abandonment or any similar relinquishment of rights with respect to any Affymax Patent, and (iv) all relevant prior art known to the entity filing any patent application for any Affymax Patent has been presented to the relevant patent authority.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        (d)    Supply of Bulk Hematide by Affymax.    All Bulk Hematide supplied by Affymax to Collaborator pursuant to this Agreement shall be manufactured, handled and stored by Affymax or its Third Party contract manufacturer(s) in compliance with all applicable laws and regulations, including without limitation GMP requirements (to the extent set forth in this Agreement or the quality agreement to be entered into between the Parties pursuant to Section 7.8).

        10.3    Disclaimer.    Collaborator understands that the Products are the subject of ongoing clinical research and development and that Affymax cannot assure the safety or usefulness of Products. In addition, Affymax makes no warranties except as set forth in this Agreement concerning the Affymax Technology.

        10.4    No Other Representations or Warranties.    EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY. ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 11

INDEMNIFICATION

        11.1    Indemnification by Affymax.    Affymax shall defend, indemnify, and hold Collaborator and Collaborator's officers, directors, employees, and agents (the "Collaborator Indemnitees") harmless from and against any and all Third Party claims, suits, proceedings, damages, expenses (including court costs and reasonable attorneys' fees and expenses), and recoveries, including product liability claims (collectively, "Claims") to the extent that such Claims arise out of, are based on, or result from (a) the development, manufacture, storage, handling, use, promotion, sale, offer for sale, and importation of Products by Affymax or its sublicensees or Affiliates in the Affymax Territory and/or the Development activities conducted

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

by or on behalf of Affymax (or its sublicensees or Affiliates in the Affymax Territory, if any), including without limitation the development activities prior to or ongoing as of the Effective Date; (b) a breach of any of Affymax's representations, warranties, and obligations under the Agreement; or (c) the willful misconduct or negligent acts of Affymax, its Affiliates, or the officers, directors, employees, or agents of Affymax or its Affiliates. The foregoing indemnity obligation shall not apply if the Collaborator Indemnitees fail to comply with the indemnification procedures set forth in Section 11.3, or to the extent that any Claim arises from, is based on, or results from (i) the Development, manufacture, storage, handling, use, promotion, sale, offer for sale, and importation of Products by Collaborator or its Affiliates, sublicensees, or distributors; (ii) a breach of any of Collaborator's representations, warranties, and obligations under the Agreement; or (iii) the willful misconduct or negligent acts of Collaborator or its Affiliates, or the officers, directors, employees, or agents of Collaborator or its Affiliates.

        11.2    Indemnification by Collaborator.    Collaborator shall defend, indemnify, and hold Affymax and Affymax's officers, directors, employees, and agents (the "Affymax Indemnitees") harmless from and against any and all Claims to the extent that such Claims arise out of, are based on, or result from (a) the Development, manufacture, storage, handling, use, promotion, sale, offer for sale, and importation of Products by Collaborator or its Affiliates, sublicensees, or distributors; (b) a breach of any of Collaborator's representations, warranties, and obligations under the Agreement; or (c) the willful misconduct or negligent acts of Collaborator or its Affiliates, or the officers, directors, employees, or agents of Collaborator or its Affiliates. The foregoing indemnity obligation shall not apply if the Affymax Indemnitees fail to comply with the indemnification procedures set forth in Section 11.3, or to the extent that any Claim arises from, is based on, or results from (i) the development, manufacture, storage, handling, use, promotion, sale, offer for sale, and importation of Products by Affymax or its sublicensees or Affiliates in the Affymax Territory and/or the Development activities conducted by or on behalf of Affymax (or its sublicensees or Affiliates in the Affymax Territory, if any), including without limitation the development activities prior to or ongoing as of the Effective Date; (ii) a breach of any of Affymax's representations, warranties, and obligations under the Agreement; or (iii) the willful misconduct or negligent acts of Affymax, its Affiliates, or the officers, directors, employees, or agents of Affymax or its Affiliates.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        11.3    Indemnification Procedures.    The Party claiming indemnity under this Article 11 (the "Indemnified Party") shall give written notice to the Party from whom indemnity is being sought (the "Indemnifying Party") promptly after learning of such Claim. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party's expense, in connection with the defense of the Claim for which indemnity is being sought. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless the settlement involves only the payment of money. So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (a) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Article 11.

        11.4    Limitation of Liability.    NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 11.1 OR 11.2, OR DAMAGES AVAILABLE FOR A PARTY'S BREACH OF SECTION 6.4 OR CONFIDENTIALITY OBLIGATIONS IN ARTICLE 12.

        11.5    Insurance.    Each Party shall procure and maintain insurance, including product liability and other appropriate insurance, adequate to cover its obligations hereunder and which

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

are consistent with normal business practices of prudent companies similarly situated at all times during which any Product is being clinically tested in human subjects or commercially distributed or sold. It is understood that such insurance shall not be construed to create a limit of either Party's liability with respect to its indemnification obligations under this Article 11. Each Party shall provide the other with written evidence of such insurance upon request. Each Party shall provide the other with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance or self-insurance which materially adversely affects the rights of the other Party hereunder.

ARTICLE 12

CONFIDENTIALITY

        12.1    Confidentiality.    Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, for the Term and until the later of (i) the tenth anniversary of the Effective Date, or (ii) five (5) years after the expiration or termination of the Term, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other Party pursuant to this Agreement except for that portion of such information or materials that the receiving Party can demonstrate by competent written proof:

          (a)   was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

          (b)   was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

          (c)   became generally available to the public or otherwise part of the public domain after it disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

          (d)   was disclosed to the receiving Party or its Affiliate by a Third Party without obligations of confidentiality with respect thereto; or

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          (e)   was independently discovered or developed by the receiving Party or its Affiliate without the aid, application, or use of Confidential Information of the other Party; provided, however, that this exception shall not apply to information or materials consisting of data and results generated or resulting from Development activities with respect to Peptide, [*], Hematide or the Products, which information and materials shall be deemed Confidential Information of the Party who has developed such information or materials regardless of whether such information and materials were independently discovered or developed by the receiving Party or its Affiliate.

        12.2    Authorized Disclosure.    Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following situations:

          (a)   filing or prosecuting Patents as permitted in this Agreement;

          (b)   regulatory filings and other filings with Governmental Authorities, including filings with the Securities and Exchange Commission;

          (c)   prosecuting or defending litigation;

          (d)   complying with applicable Laws;

          (e)   disclosure to its employees, agents, and consultants, and any Third Parties (including licensees or sublicensees with which a Party is Developing or Commercializing Products) only on a need-to-know basis and solely as necessary in connection with the performance of this Agreement, provided that in each case the recipient of such Confidential Information must agree to be bound by similar obligations of confidentiality and non-use at least as equivalent in scope as those set forth in this Article 12 prior to any such disclosure; and

          (f)    disclosure of the material financial terms of this Agreement to any bona fide potential investor, investment banker, acquiror, merger partner, or other potential financial partner (including, if applicable, a Third Party Partner that may or does make an equity investment in Affymax, or a loan to Affymax, in connection with its arrangement with Affymax for Product in the Affymax Territory); provided that in connection with such disclosure, the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

disclosing Party shall use all reasonable efforts to inform each disclosee of the confidential nature of such Confidential Information and shall cause each recipient of such Confidential Information to treat such Confidential Information as confidential.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party's Confidential Information pursuant to clause (a) through (d) of this Section 12.2, it shall, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use best efforts to secure confidential treatment of such information. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

        12.3    Publicity; Terms of Agreement.

          (a)   The Parties agree that the material terms of this Agreement are included within the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth below in this Section 12.3. The Parties have agreed to make a joint public announcement of the execution of this Agreement substantially in the form of the press release attached as Exhibit K on or after the Effective Date.

          (b)   After release of such press release, if either Party desires to make a public announcement concerning the material terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (except as otherwise provided herein), such approval not to be unreasonably withheld. A Party commenting on such a proposed press release shall provide its comments, if any, within three (3) business days after receiving the press release for review. Affymax shall have the right to make a press release announcing the achievement of each milestone under this Agreement as it is achieved, and the achievements of Regulatory Approvals in the Licensed Territory as they occur, subject only to the review procedure set forth in the preceding sentence. In relation to Collaborator's review of such an announcement, Collaborator may make specific, reasonable comments on such proposed press release within the prescribed time for commentary, but shall not withhold its consent to disclosure of the information that the relevant milestone has been achieved and triggered a payment hereunder. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

  that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 12.3.

          (c)   The Parties acknowledge that Affymax may be obligated to file a copy of this Agreement with the U.S. Securities and Exchange Commission (the "SEC"). Affymax shall be entitled to make such a required filing, provided that it requests confidential treatment of certain commercial terms and sensitive technical terms hereof to the extent such confidential treatment is reasonably available to Affymax. In the event of any such filing, Affymax shall provide Collaborator with a copy of the Agreement marked to show provisions for which Affymax intends to seek confidential treatment and shall reasonably consider and incorporate Collaborator's comments thereon to the extent consistent with the legal requirements governing redaction of information from material agreements that must be publicly filed. Collaborator shall promptly provide any such comments. Collaborator recognizes that U.S. laws and SEC policies and regulations to which Affymax is and may become subject may require Affymax to publicly disclose certain terms of this Agreement that Collaborator may prefer not be disclosed, and that Affymax is, after completing the above mentioned procedures, entitled hereunder to make such required disclosures to the extent legally required.

        12.4    Publications.    Neither Party may publish peer reviewed manuscripts, or give other forms of public disclosure such as abstracts and presentations, of results of studies carried out under this Agreement with respect to the Licensed Territory, without the opportunity for prior review by the other Party. Each Party shall provide the other Party the opportunity to review and comment on any proposed manuscripts or presentations which relate to any Product at least thirty (30) days prior to their intended submission for publication or presentation. Each Party shall consider the comments of the other Party and shall remove any and all of the other Party's Confidential Information at the request of such other Party. A Party seeking publications shall provide the other Party a copy of the manuscript at the time of the submission. Neither Party shall have the right to publish or present the other Party's Confidential Information without the other Party's prior written consent, except as expressly permitted in this Agreement. This Section 12.4 shall not relate to any publications or other forms of public disclosure sought by any Third Party Partner with respect to the Product.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        12.5    Injunction.    Each Party shall be entitled, in addition to any other right or remedy it may have, at Law or in equity, to seek an injunction in any court of competent jurisdiction, enjoining or restraining the other Party and/or its Affiliates from any violation or threatened violation of this Article 12.

ARTICLE 13

TERM AND TERMINATION

        13.1    Term.    This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 13, shall remain in effect in the Licensed Territory until the expiration of all of Collaborator's payment obligations under Article 8. Following such expiration, Collaborator shall have a fully paid non-exclusive license under the Affymax Technology to make, have made, use, sell and import Hematide, Peptide, [*] and/or Product in the Licensed Territory, under such trademark as Collaborator has been using in collaboration with the Product, or any other trademark. In addition, in the event Collaborator desires to continue to purchase Bulk Hematide from Affymax, it shall so notify Affymax no later than six 6) months prior to the expiration of this Agreement, and thereafter Affymax shall either (a) continue to supply Bulk Hematide at a cost equal to the Manufacturing Cost plus [*] for a period to be negotiated by the Parties, or (b) permit Collaborator to manufacture itself, or on its behalf through a contract supplier, Bulk Hematide, and in such event grant to Collaborator a non-exclusive royalty-free license, under Affymax Technology related to manufacture of Bulk Hematide, and otherwise assist Collaborator to enable it to obtain continuous supply of Bulk Hematide, including without limitation, providing relevant documents and using diligent efforts to encourage or cause Affymax's then-current Third Party contract manufacturers of Bulk Hematide to manufacture and supply to Collaborator such Bulk Hematide directly. Upon request of Collaborator, Affymax shall provide to Collaborator reasonable access to Affymax's manufacturing personnel to facilitate the foregoing efforts on terms to be agreed upon by the Parties.

        13.2    Early Termination.

        (a)    Withdrawal by Collaborator.    Collaborator shall have the right to terminate this Agreement, for any or no reason, in its entirety, upon six (6) months' written notice to Affymax; provided that any such termination shall not be effective prior to the second anniversary of the Effective Date; and further provided that Collaborator shall have the right to

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

terminate this Agreement before the end of such two (2) year period if Product Development efforts by or on behalf of Collaborator are terminated entirely for patient safety concerns or pursuant to a requirement imposed by Regulatory Authorities in the Licensed Territory or by the external monitoring board. If Collaborator terminates this Agreement pursuant to this Section 13.2(a), then:

          (i)    Collaborator shall not, during such six (6) month notice period, take any action that could adversely affect or impair the further Development and Commercialization of Products; and

          (ii)   the Joint Committee shall coordinate the wind-down of Collaborator's efforts under this Agreement; and

          (iii) Collaborator shall continue to be responsible for any payments that become due to Affymax pursuant to this Agreement during such six (6) month notice period.

        (b)    Termination for Breach.    Affymax shall have the right to terminate this Agreement upon written notice to Collaborator if Collaborator, after receiving written notice identifying such material breach by Collaborator, fails to cure such material breach within sixty (60) days from the date of such notice (or within ten (10) business days notice in the event such material breach is solely based upon Collaborator's failure to pay any amounts due Affymax hereunder). Collaborator shall have the right to terminate this Agreement upon written notice to Affymax if Affymax, after receiving written notice identifying a material breach by Affymax of its obligations under this Agreement, fails to cure such material breach within sixty (60) days from the date of such notice. For clarity, if a Party elects not to exercise its rights to terminate this Agreement pursuant to this Section 13.2(b) for the other Party's uncured material breach, but instead elects to allow this Agreement to continue in effect, then the breaching Party shall continue to be liable to the other Party for any breach of representations, warranties, obligations or agreements made in this Agreement by such breaching Party, and the non-breaching Party shall be entitled to pursue legal and equitable remedies arising from such breach that are available to it.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        13.3    Effect of Termination of the Agreement.    Upon termination by Affymax of the Agreement under Section 13.2(b), or upon termination by Collaborator under Section 13.2(a), the following shall apply (in addition to any other rights and obligations under Section 13.4, 13.5 or 13.6 or otherwise under this Agreement with respect to such termination):

          (a)    Regulatory Materials.    To the extent permitted by applicable Law, Collaborator shall transfer and assign to Affymax all Regulatory Materials and Regulatory Approvals for Product in the Licensed Territory that are Controlled by Collaborator.

          (b)    Collaborator License.    Collaborator hereby grants to Affymax, effective only in such event, a non-exclusive, worldwide, fully-paid, royalty-free license, with the right to grant multiple tiers of sublicenses, under the Collaborator Technology existing as of the date of termination to develop, make, have made, use, sell, offer for sale, and import Bulk Hematide, the [*] and any Products.

          (c)    Transition Assistance.    Collaborator shall, for a reasonable period of time, provide such assistance, at no cost to Affymax, to transfer and/or transition to Affymax all other technology or know-how, or then-existing commercial arrangements, that is, or are, reasonably necessary or useful for Affymax to commence or continue Developing, conducting Finished Manufacturing of or Commercializing Products in the Licensed Territory, to the extent Collaborator is then performing or having performed such activities, including without limitation transferring, upon request of Affymax, any agreements or arrangements with Third-Party suppliers or vendors to supply or sell Products in the Licensed Territory, to the extent practicable. If any such contract between Collaborator and a Third Party for the supply of Bulk Hematide or Finished Product for the Licensed Territory is not assignable to Affymax, then Collaborator shall reasonably cooperate with Affymax to arrange to continue to obtain such supply from such entity, and Collaborator shall supply such Bulk Hematide or Finished Product, as applicable, to Affymax, at a cost that equals [*] of Collaborator's cost (calculated in a manner consistent with the definition of Affymax's Manufacturing Cost) for a reasonable period. In addition, to the extent that Collaborator or its Affiliate is then manufacturing Bulk Hematide and/or Finished Products for the Licensed Territory, Collaborator shall continue to manufacture, and shall supply to Affymax, at a cost that equals [*] of Collaborator's cost (calculated in a manner consistent with the definition of Affymax's Manufacturing Cost), such Bulk Hematide and/or Finished

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

  Products for Affymax's use in the Licensed Territory for a reasonable period in order to permit Affymax to establish sufficient manufacturing capacity for Bulk Hematide and/or Finished Product for the Licensed Territory, in addition to that which it had in place for its use in the Affymax Territory. Such period shall be no more than twelve (12) months unless otherwise agreed by the Parties.

          (d)    Remaining Inventories.    Affymax shall have the right to purchase from Collaborator all of the inventory of Bulk Hematide and/or Finished Product held by Collaborator as of the effective date of termination of this Agreement at a price equal to Collaborator's [*] to acquire or manufacture such inventory. Affymax shall notify Collaborator within thirty (30) days after the date of termination of the Agreement whether Affymax elects to exercise such right. If Affymax does not exercise such right, then Collaborator shall have the right to sell in the Licensed Territory any such remaining inventory over a period of no greater than six (6) months after the effective date of termination of this Agreement.

For clarity, upon any termination of this Agreement under Section 13.2, the licenses granted to Collaborator under this Agreement shall terminate.

        13.4    Other Remedies.    Termination or expiration of this Agreement for any reason shall not release any Party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination. Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

        13.5    Rights in Bankruptcy.    All rights and licenses granted under or pursuant to this Agreement by Affymax are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that Collaborator, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

bankruptcy proceeding by or against Affymax under the U.S. Bankruptcy Code, Collaborator shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in Collaborator's possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon Collaborator's written request therefor, unless Affymax elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a), following the rejection of this Agreement by Affymax upon written request therefor by Collaborator.

        13.6    Survival.    The following provisions shall survive any expiration or termination of this Agreement for the period of time specified: Articles 1, 11 (to the extent relevant to claims arising from actions or omissions occurring during the Term), 12, 14 (to the extent relevant to disputes arising during the Term) and 15, and Sections 7.6, 8.7, 8.8, 9.1, 9.2, 9.3(c) (except for the proviso of the seventh sentence which relates to the limitation of Collaborator's right to grant licenses under the Joint Patents, which shall survive for two (2) years after any termination by Collaborator under Section 13.2(a) prior to First Commercial Sale of Product in the Licensed Territory for reasons unrelated to patient safety concerns, and which otherwise shall not survive), 10.3, 10.4, 13.3, 13.4, 13.5 and 13.6.

ARTICLE 14

DISPUTE RESOLUTION

        14.1    English Language; Governing Law.    This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state. Subject to Sections 14.2 and 14.3, any claim or controversy of whatever nature arising out of or relating to this Agreement or any breach hereof shall be brought exclusively in a court of competent jurisdiction, federal or state, located in San Francisco, California, and in no other jurisdiction. Each Party hereby consents to personal

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

jurisdiction and venue in, and agrees to service of process issued or authorized by, such court. Notwithstanding the foregoing, either Party may seek injunctive relief in any court in any jurisdiction where appropriate.

        14.2    Disputes.    The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party's rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 14.2 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement (other than a dispute addressed in Section 14.3), if and when a dispute arises under this Agreement.

        (a)    Referred From Joint Committee.    With respect to disputes arising from the Joint Committee pursuant to Section 2.4(a), if the Joint Committee is unable to resolve any dispute within ten (10) business days after such dispute is submitted to it, either Party may, by written notice to the other Party, have such dispute referred to the senior executive officers for each Party for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. If the senior executive officers designated by the Parties are not able to resolve such dispute within such thirty (30) day period, either Party may at any time thereafter pursue any legal or equitable remedy available to it in accordance with Section 14.1.

        (b)    Arising Between the Parties.    With respect to all disputes arising between the Parties and not from the Joint Committee, including, without limitation, any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such dispute within sixty (60) days after such dispute is first identified by either Party in writing to the other, the Parties shall refer such dispute to the senior executive officers for each Party for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. If the senior executive officers designated by [*] are not able to resolve such dispute within such thirty (30) day period, either Party may at any time thereafter pursue any legal or equitable remedy available to it in accordance with Section 14.1.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        14.3    Patent and Trademark Dispute Resolution.    Any dispute, controversy or claim between the Parties relating to the scope, validity, enforceability or infringement of any Patents covering the manufacture, use or sale of any Product or of any trademark rights relating to any Product shall be submitted to a court of competent jurisdiction in the Licensed Territory in which such Patents or trademark rights were granted or arose.

ARTICLE 15

MISCELLANEOUS

        15.1    Entire Agreement; Amendment.    This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof, including, without limitation, the Mutual Confidential Disclosure Agreement between the Parties dated September 30, 2005. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

        15.2    Force Majeure.    Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including without limitation, an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances). Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party.

        15.3    Notices.    Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 15.3, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable overnight delivery service, or (b) five (5) business days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested.

If to Affymax:	Affymax, Inc. 4001 Miranda Avenue Palo Alto, California 94306 Attn: Chief Executive Officer
With a copy to:	Barbara A. Kosacz, Esq. Cooley Godward LLP 5 Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306
If to Collaborator:	Takeda Pharmaceutical Company Limited 1-1, Doshomachi 4-chome, Chuo-ku, Osaka, 540-8645, Japan Attn: General Manager, Global Licensing and Business Development

        15.4    No Strict Construction; Headings.    This Agreement has been prepared jointly and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

        15.5    Assignment.    Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment without the other Party's consent to Affiliates or to a successor to substantially all of the business of such Party in the field to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction. Notwithstanding anything to the contrary in Article 1, in the event of such transaction, however, intellectual property rights of the acquiring party to such transaction (if other than one of the Parties to this Agreement) shall not be included in the technology licensed to the other Party hereunder to the extent held by such acquiror prior to such transaction, or to the extent such technology is developed outside the scope of activities conducted with respect to the Peptide, [*], Hematide, Alternative ESA, Backup Product or Product. Any permitted successor or assignee of rights and/or obligations hereunder shall, in writing to the other Party, expressly assume performance of such rights and/or obligations. The Affymax Technology and the Collaborator Technology shall exclude any intellectual property held or developed by a permitted successor and not in connection with Products. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 15.5 shall be null, void and of no legal effect.

        15.6    Performance by Affiliates.    Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party's obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party's Affiliate of any of such Party's obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party's Affiliate.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        15.7    Further Actions.    Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        15.8    Severability.    If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

        15.9    No Waiver.    Any delay in enforcing a Party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party's rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

        15.10    Independent Contractors.    Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

        15.11    Counterparts.    This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding upon the delivery by each Party of an executed signature page to the other Party by facsimile transmission. If signature pages are so delivered by facsimile transmission, each Party shall also immediately deliver an executed original counterpart of this Agreement to the other Party by courier delivery service.

{Signature page follows.}

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized officers as of the Effective Date.

TAKEDA PHARMACEUTICAL COMPANY LIMITED		AFFYMAX, INC.
By:	/s/ Makato Yamaoka	By:	/s/ Arlene Morris
Name:	Makoto Yamaoka	Name:	Arlene Morris
Title:	Managing Director	Title:	President & CEO
General Manager
Pharmaceutical Marketing Division

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT A

AFFYMAX HOUSE MARKS

AFFYMAX	United States	Registration No. 1,855,403
(black/white) [AFFYMAX LOGO]	United States	Serial No. 76/468,006
(color) [AFFYMAX LOGO]	United States	Serial No. 76/468,005

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT B

AFFYMAX PATENTS

To the extent the following table lists patents and patent applications filed or issued in the United States, Affymax Patents shall include any equivalent applications and patents that are or will be filed with patent authorities in the Licensed Territory (i.e., those applications and patents that claim priority to such United States applications or to the applications from which such United States patents issued).

Patents for Japanese Licensee

[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT C

[*] STRUCTURE

[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT D

PEPTIDE STRUCTURE

[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT E

REAGENT

[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT F

JOINT COMMITTEE MEMBERS AND PROJECT COORDINATORS

For Affymax:

Joint Committee Members:

Anne-Marie Duliege, M.D., V.P. Clinical and Regulatory Affairs
Doug Cole, V.P., Ph.D., Development
Chris Dammann, V.P. Business Development

Project Coordinator:

Kerstin Leuther, Ph.D., Director Project Management

For Takeda:

Joint Committee Members:

Hisao Nakajima, MPDRAP Franchise II Project Leader,
    Strategic Product Planning Department
Mitsuhiro Okamoto, Senior Manager, Japan Development Center,
    Pharmaceutical Development Division
Hisayoshi Iwakiri, Group Manager, Oncology Group,
    Ethical Product Marketing Department,
    Pharmaceutical Marketing Division

Project Coordinator:

Toshikazu Ban, Senior Director, Global Licensing,
    Global Licensing and Business Development

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT G

[*]

[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT H DEVELOPMENT PLAN

[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1

EXHIBIT I

[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

2

EXHIBIT J

AFFYMAX, INC.

SERIES E PREFERRED STOCK PURCHASE AGREEMENT

February            , 2006

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

3

AFFYMAX, INC.

SERIES E PREFERRED STOCK PURCHASE AGREEMENT

        THIS SERIES E PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of February    , 2006, by and among Affymax, Inc., a Delaware corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Investors attached hereto as Exhibit A(which persons and entities are hereinafter collectively referred to as "Investors" and each individually as an "Investor").

RECITALS

        WHEREAS, Investors desire to purchase an aggregate of 2,120,329 shares of the Company's Series E Preferred Stock (the "Shares") on the terms and conditions set forth herein; and

        WHEREAS, the Company desires to issue and sell the Shares to Investors on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    PURCHASE AND SALE OF SERIES E PREFERRED STOCK.

        1.1    Sale and Issuance of Series E Preferred Stock.

          (a)   The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below), the Amended and Restated Certificate of Incorporation of the Company substantially in the form attached hereto as Exhibit B (the "Restated Charter").

          (b)   Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series E Preferred Stock set forth opposite each Investor's name on Exhibit A hereto for the purchase price of $4.7162 per share.

        1.2    Closing.

          (a)   The purchase and sale of the Series E Preferred Stock and the consummation of the other transactions contemplated by the Financing Agreements (as defined below) (the "Closing") shall take place at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, CA, 94304-1130, at such date, time and place as the Company and Investors acquiring in the aggregate more than one-half (1/2) of the shares of the Series E Preferred Stock

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1

sold pursuant hereto mutually agree upon orally or in writing (such date is hereinafter referred to as the "Closing Date").

          (b)   At the Closing, the Company shall deliver to each Investor a certificate representing the shares of Series E Preferred Stock that such Investor is purchasing hereunder as shown on Exhibit A against payment to the Company by such Investor of the full purchase price therefor by check, wire transfer or any combination thereof.

2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        Except as set forth on the Schedule of Exceptions (the "Schedule of Exceptions") which specifically identifies the relevant Section hereof (and which shall apply to any other sections in this Section 2 where such disclosure is relevant, provided that such relevance is reasonably clear (a listing of a party, contract, agreement, document or instrument in and of itself without any reasonably responsive textual description is not relevance that is reasonably clear) from the disclosure in the Schedule of Exceptions) furnished to each Investor prior to execution hereof and attached hereto as Schedule A (which exceptions shall be deemed to be representations and warranties as if made hereunder), the Company hereby represents, warrants, and (as applicable) covenants to each of the Investors, as follows:

        2.1    Organization, Good Standing and Qualification    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets, to carry out the transactions contemplated by the Financing Agreements, and to carry on its business as presently conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which such failure to so qualify could reasonably be expected to have a Material Adverse Effect (as defined in Section 2.5 below) on the Company.

        2.2    Capitalization and Voting Rights.

          (a)   The authorized capital stock of the Company, immediately prior to the Closing, consists of:

            (i)    Preferred Stock.    Thirty-Six Million Seven Hundred Twenty-Nine Thousand Nine Hundred Twenty-One (36,729,921) shares of Preferred Stock, $0.0001 par value (the "Preferred Stock"), of which (i) Two Million Three Hundred Thousand (2,300,000) shares have been designated Series A Preferred Stock, all of which are issued and outstanding, (ii) Five Million (5,000,000) shares have been designated Series B Preferred Stock, all of which are issued and outstanding, (iii) Ten Million Six Hundred Nine Thousand Five Hundred Ninety-Two (10,609,592) shares have been designated Series C Preferred Stock, Ten Million Six Hundred One Thousand Six Hundred Forty-One (10,601,641) shares of which are issued and outstanding, (iv) Sixteen Million Seven Hundred Thousand (16,700,000) shares have been designated Series D Preferred Stock, Fifteen Million Nine Hundred Two Thousand Four Hundred Sixty-Four (15,902,464) shares of which are issued and outstanding and (v) Two Million One Hundred Twenty-Thousand Three Hundred Twenty-Nine (2,120,329) shares of Series E Preferred Stock,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

2

none of which are issued and outstanding. The rights, privileges and preferences of the Preferred Stock will be as stated in the Restated Charter.

            (ii)   Common Stock; Options; Reserved Shares.    Fifty Million Seven Hundred Fifty Thousand (50,750,000) shares of common stock, $0.0001 par value (the "Common Stock"), of which One Million Three Hundred Thirty-One Thousand One Hundred Seventy-One (1,331,171) shares are issued and outstanding. Under the Company's 2001 Stock Option/Stock Issuance Plan (the "Plan"), (i) options to purchase Four Million Eight Hundred Eighty-Five Thousand Nine Hundred Eighty (4,885,980) shares have been granted and are currently outstanding, and (ii) Nine Thousand Four Hundred Seventy-Two (9,472) shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company.

          (b)   All issued and outstanding shares of the Company's Common Stock and Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          (c)   Except for (i) the conversion privileges of the Preferred Stock, (ii) the rights provided in the Restated Charter, the Amended and Restated Investors' Rights Agreement in the form attached hereto as Exhibit C (the "Investors' Rights Agreement") and the Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit D (the "Co-Sale Agreement"), (iii) warrants exercisable for 7,951 shares of Series C Preferred Stock at an exercise price of $3.773 per share, (iv) warrants exercisable for 1,532,405 shares of Common Stock at an exercise price of $4.25 per share pursuant to that certain Warrant Purchase Agreement, dated July 11, 2005, and (v) warrants exercisable for 220,316 shares of Common Stock at an exercise price of $1.14 per share to Montgomery & Co., there are no options, warrants, calls, rights (including conversion or preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into such option, warrant, call, right, commitment or agreement. Other than the Amended and Restated Voting Agreement in the form attached hereto as Exhibit E (the "Voting Agreement" and together with this Agreement, the Investors' Rights Agreement and the Co-Sale Agreement, the "Financing Agreements"), and except as set forth in the Restated Charter, there are no contracts, commitments or agreements relating to the voting of the Company's capital stock: (i) between or among the Company and any of its security holders, (ii) by a director of the Company and (iii) to the knowledge of the Company, between or among any of the Company's security holders.

        2.3    Authorization.    The Company has all requisite corporate power and authority to enter into the Financing Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, as the case may be. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of the Financing Agreements, the performance of all obligations of the Company hereunder and thereunder, the filing of the Restated Charter, and the authorization, sale and

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

3

issuance (or reservation for issuance) of the Series E Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Shares (the "Conversion Shares"), has been taken or will be taken prior to the Closing. The Financing Agreements and all other agreements contemplated hereby or thereby to which the Company is a party, upon signing and delivery will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent that the enforceability of the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

        2.4    Valid Issuance of Series E Preferred Stock.    The Series E Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in compliance with the terms of this Agreement and the Restated Charter, will be duly and validly issued, fully paid and nonassessable and will be free of any Encumbrances (as defined below) other than any Encumbrances created by or imposed upon the holders thereof and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, and applicable state and federal securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Charter, will be duly and validly issued, fully paid and nonassessable will be free of any Encumbrances other than any liens or Encumbrances created by or imposed upon the holders thereof and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, and applicable state and federal securities laws. "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other similar right of any third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof other than (i) liens for current taxes, assessments, or governmental charges, or levies on property not yet due and payable and (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties.

        2.5    Governmental Consents.    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, tribunal, administrative or other agency or commission or other governmental authority or instrumentality anywhere in the world ("Governmental Entity") is required in connection with the consummation of the transactions contemplated by the Financing Agreements, except for such filings required pursuant to applicable federal and state securities laws and blue sky laws or for such other filings which are not required by applicable law to be effected prior to the Closing, which filings will be effected within the required statutory period. The Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) that is required for the operation of the Company's business as conducted or the holding of any such interest ((i) and (ii) herein

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

4

collectively called the "Authorizations"), and all of such Authorizations are in full force and effect, except where failure to obtain or have any such Authorizations could not reasonably be expected to have a Material Adverse Effect on the Company. For purposes of this Agreement, "Material Adverse Effect" means with respect to any entity or group of entities any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of, operations or prospects of such entity and its subsidiaries, taken as a whole.

        2.6    Offering.    Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series E Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the qualification or registration requirements of applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

        2.7    Litigation.    There is no action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Company's knowledge, currently threatened in writing against the Company or threatened against or affecting any of the officers, directors or employees of the Company that questions the validity of the Financing Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or that could reasonably be expected to result, either individually or in the aggregate, in a loss to the Company in excess of $100,000 or that could otherwise materially affect the business (as presently conducted or as currently proposed to be conducted), assets or condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any substantial basis for any of the foregoing. The foregoing includes actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened in writing (or to the Company's knowledge, any substantial basis therefor) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate regarding its business.

        2.8    Financial Statements.    The Company has made available to each Investor its standalone unaudited financial statements (balance sheet, income statement, and statement of cash flows) as of November 30, 2005 (the "Financial Statements"). Such Financial Statements (i) are in accordance with the books and records of the Company, (ii) are in all material respects true, correct and complete and present fairly and accurately the financial condition of the Company at the date or dates therein indicated and the results of operations for the period or periods therein specified and (iii) have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and with each other (except that the unaudited financial statements do not: (i) have notes thereto, or (ii) contain certain classifications as required by GAAP). Except as set forth in the Financial Statements, the Company does not have any material liabilities of any nature (whether mature or

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

5

unmatured accrued, absolute, unliquidated, contingent or otherwise, whether due or to become due, regardless of when asserted, and whether or not required to be reflected in financial statements in accordance with GAAP) other than liabilities and obligations directly accrued by and attributable to the Company that have arisen after November 30, 2005 in the ordinary course of business consistent with past practice (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit). The Company maintains and will continue to maintain through the Closing and post-closing a standard system of accounting established and administered in accordance with GAAP.

        2.9    Permits.    The Company has all franchises, permits, governmental licenses and any similar authority necessary for the conduct of the Company's business as presently conducted, the lack of which could reasonably be expected to adversely affect the Company's business as presently conducted, properties or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, governmental licenses or other similar authority.

        2.10    Title to Properties and Assets; Liens, Etc.    The Company has good and marketable title to all of its tangible properties, interests in tangible properties and assets, real and personal, reflected in the Balance Sheet or acquired after the Balance Sheet Date (except such properties, interests in properties and assets sold or otherwise disposed of since the Balance Sheet Date in the ordinary course of business), or with respect to leased properties and tangible assets, to the knowledge of the Company, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or Encumbrances of any kind or character. The plants, tangible property and equipment of the Company that are used in the operations of the Company's business as presently conducted are in good operating condition and repair, subject to normal wear and tear.

3.    REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.    Each Investor hereby severally and not jointly represents, warrants and (as applicable) covenants to the Company as follows:

        3.1    Authorization.    Such Investor has full power and authority to enter into each of the Financing Agreements, to the extent it is a party, and each such agreement constitutes its valid and legally binding obligation, enforceable against such Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

        3.2    Purchase Entirely for Own Account.    This Agreement is made with such Investor in reliance upon Investor's execution of this Agreement and such Investor hereby confirms that the Shares and the Conversion Shares to be received by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor has no contract,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

6

undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Shares or Conversion Shares.

        3.3    Disclosure of Information.    Such Investor believes it has been provided for review all the information it considers necessary or appropriate for deciding whether to purchase the Series E Preferred Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series E Preferred Stock and the Company's business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties in Section 2 of this Agreement or in any of the other Financing Agreements or the right of the Investors to rely thereon.

        3.4    Further Limitations on Disposition.    Without in any way limiting the representations set forth in this Agreement, each Investor further agrees not to make any disposition of all or any portion of the Shares (or the Conversion Shares) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3.4 and:

          (a)   There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b)   (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonable statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

          (c)   Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer (i) by a Investor to any of its affiliated entities or (ii) by a Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, in each case, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it was an original Investor hereunder.

        3.5    Legends.    It is understood that the certificates evidencing the Shares (or the Conversion Shares) may bear one or all of the following or comparable legends:

          (a)   "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

7

REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

          (b)   Any legend required by the Bylaws of the Company or the securities laws of any state or other governmental or regulatory agency having authority over the issuance of the Shares (or the Conversion Shares).

        3.6    Reliance by Company.    Such Investor understands that the representations, warranties, covenants and acknowledgements set forth in Section 3 constitute a material inducement to the Company entering into this Agreement.

        3.7    No Reliance on Others.    Each Investor agrees that no Investor nor any Investor's controlling persons, officers, directors, partners, agents, or employees shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the issuance and sale of the Series E Preferred Stock (including the Common Stock issuable upon conversion thereof) contemplated hereunder.

        3.8    Accredited Investor.    Investor represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

4.    CONDITIONS OF INVESTORS' OBLIGATIONS AT CLOSING.

        Investors' obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

        4.1    Representations and Warranties True; Performance of Obligations.    The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects, except for representations and warranties that are qualified as to materiality or Material Adverse Effect which shall be true and correct in all respects, as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

        4.2    Consents, Permits, and Waivers.    The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Financing Agreements except for such as may be properly obtained subsequent to the Closing.

        4.3    Filing of Restated Charter.    The Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

        4.4    Corporate Documents.    The Company shall have delivered to Investors or their counsel, copies of all corporate documents of the Company as Investors shall reasonably request.

        4.5    Reservation of Conversion Shares.    The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

8

        4.6    Compliance Certificate.    The Company shall have delivered to Investors a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in subsections 4.1, 4.2, 4.3 and 4.5 of this Section 4 have been satisfied.

        4.7    Secretary's Certificate.    Investors shall have received from the Company's Secretary, a certificate having attached thereto (i) the Company's Restated Charter as in effect at the time of the Closing, (ii) the Company's Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board authorizing the transactions contemplated hereby, (iv) resolutions approved by the Company's stockholders authorizing the filing of the Restated Charter, and (v) good standing certificates (including tax good standing) with respect to the Company from the applicable authorities in Delaware and any other jurisdiction in which the Company is qualified to do business, dated as of a recent date prior to the Closing.

        4.8    Investors' Rights Agreement.    The Investors' Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the parties thereto.

        4.9    Co-Sale Agreement.    The Co-Sale Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the parties thereto.

        4.10    Voting Agreement.    The Voting Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the parties thereto.

5.    CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

        The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

        5.1    Representations and Warranties True.    The representations and warranties in Section 3 made by those Investors acquiring Shares hereof shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

        5.2    Performance of Obligations.    Such Investors shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Investors on or before the Closing.

        5.3    Filing of Restated Charter.    The Restated Charter shall have been filed with the Secretary of State of the State of Delaware.

        5.4    Investors' Rights Agreement.    The Investors' Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by Investors.

        5.5    Co-Sale Agreement.    The Co-Sale Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the parties thereto.

        5.6    Voting Agreement.    The Voting Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the parties thereto.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

9

        5.7    Consents, Permits, and Waivers.    The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Financing Agreements except for such as may be properly obtained subsequent to the Closing.

6.    SURVIVAL.

        6.1    Survival of Representations and Warranties.    The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

7.    AMENDMENT; WAIVER.

        7.1    Amendment, Waiver.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the holders of a majority of the Common Stock that is issued or issuable upon conversion of the Series E Preferred Stock sold pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company, provided, however, the failure by any party at any time to require performance or compliance by the others of any of its obligations or agreements will in no way affect the right to require such performance or compliance at any time thereafter. The waiver by any party of a breach of any provision of this Agreement will not be treated as a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself.

8.    MISCELLANEOUS.

        8.1    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) domestically, five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally or internationally, as applicable, recognized overnight courier, specifying next day delivery, if domestic, or if international, then three (3) business days thereafter, with written verification of receipt. All communications shall be sent as follows (provided, that any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder by giving ten days' advance notice to all other parties):

        (a) if to the Investors:

        at the address set forth on Exhibit A

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

10

        (b) if to the Company:

Affymax, Inc. 4001 Miranda Avenue Palo Alto, CA 94304 Attention: CEO Telephone No.: (650) 812-8700 Facsimile No.: (650) 434-0832
with a copy to:
Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 Attention: Barbara A. Kosacz Telephone No.: (650) 843-5000 Facsimile No.: (650) 849-7400

        8.2    Interpretation.    When a reference is made in this Agreement to an Exhibit or a Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The words "all" and "any" when used herein shall be deemed in each case to mean "any and all." The phrase "provided to," "furnished to," and terms of similar import in this Agreement means that a paper copy of the information referred to has been furnished to the party to whom such information is to be provided. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February    , 2006. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the feminine gender shall include the masculine and neuter genders; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. The term "person" shall include natural persons, corporations, partnerships, limited liability companies and other entities unless the context of such reference clearly indicates that only natural persons are intended and any reasonable interpretation of such context would exclude entities. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        8.3    Counterparts; Facsimile Delivery.    This Agreement may be executed in one or more counterparts and delivered by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. A facsimile signature shall be deemed an original.

        8.4    Attorney's Fees.    If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

11

attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        8.5    Entire Agreement; Nonassignability; Parties in Interest.    This Agreement (which includes the Exhibits and the Schedules) and the documents and instruments and other agreements specifically referred to herein or therein or delivered by the Company pursuant hereto or otherwise, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral and (b) shall not be assigned by operation of law or otherwise except as otherwise specifically provided herein, except that the Investors may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates and partners. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares).

        8.6    Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        8.7    Remedies Cumulative.    All remedies in any of the Financing Agreements expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        8.8    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware to the extent applicable without reference to such state's principles of conflicts of law; provided, however, that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation.

        8.9    Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        8.10    Finder's Fee.    Except as set forth on the Schedule of Exceptions, each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

12

indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of their respective officers, employees or representatives is responsible.

        8.11    Expenses.    Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

        8.12    Aggregation of Stock.    All shares of the Series E Preferred Stock or Common Stock issued upon conversion of the Series E Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

        8.13    Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under the Financing Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party's part of any breach, default or noncompliance under the Financing Agreements or any waiver on such party's part of any provisions or conditions of the Financing Agreements must be in writing and shall be effective only to the extent specifically set forth in such writing.

        {The remainder of this page has been intentionally left blank.}

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

13

        IN WITNESS WHEREOF, the parties hereto have executed the SERIES E PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

AFFYMAX, INC.

By:	Name: Arlene Morris Title: President and CEO
Address:	4001 Miranda Avenue Palo Alto, CA 94304
INVESTORS:
TAKEDA PHARMACEUTICAL COMPANY LIMITED
By:
Print Name:
Title:

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT K

INITIAL PRESS RELEASE

[AFFYMAX LOGO]	[TAKEDA LOGO]

AFFYMAX AND TAKEDA ANNOUNCE AGREEMENT
TO DEVELOP AND COMMERCIALIZE HEMATIDE™ IN JAPAN

Affymax to Receive More than $100 Million in Upfront and
Milestone Payments Plus Sales Royalties

Takeda to Obtain an Exclusive License for Development and
Commercialization in Japan

PALO ALTO, Calif. (February 12), and OSAKA, Japan (February 13), 2006—Affymax, Inc. (Affymax) and Takeda Pharmaceutical Company Limited (Takeda) today announced that the companies have entered into an exclusive agreement to develop and commercialize Affymax's lead product candidate, Hematide™, in Japan for the treatment of anemia.

Hematide, a synthetic peptide-based next-generation erythropoiesis-stimulating agent (ESA), is designed to stimulate the production of red blood cells. It is currently being evaluated in four Phase 2 clinical trials in the United States and Europe to treat anemia in chronic kidney disease (CKD) and cancer patients.

Pursuant to the agreement, Takeda will pay to Affymax US$17 million as an up-front payment and will also purchase US$10 million of Affymax's stock. In addition, Affymax is eligible to receive clinical and regulatory milestone payments totaling US$75 million. After the launch of Hematide in Japan, Affymax would receive a double digit royalty on Hematide sales in the territory. Takeda is responsible for all development and commercialization costs in Japan, and Affymax is responsible

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1

for the manufacture and supply of drug substance to Takeda. Takeda then will manufacture the final commercial product for use in Japan.

"With this agreement, Affymax has delivered on a key corporate goal. This major milestone achievement will allow us to focus our own now considerable resources on developing Hematide in the United States and Europe, while Takeda focuses on the significant market in Japan" said Arlene M. Morris, Affymax's president and chief executive officer. "Takeda is an optimal partner because they have the development experience in this area and commitment necessary to accelerate and successfully develop and commercialize Hematide in Japan."

"Hematide is a novel ESA that is an important product based on the evidence we have observed," said Yasuchika Hasegawa, Takeda's president and chief operating officer. "We are excited to aggressively move this promising new drug candidate forward to address a very large underserved patient population. I also believe this product will enhance our urological and cancer-related franchises, which we position as part of our core therapeutic areas."

ESAs, which have been used successfully to manage anemia in patients with CKD and cancer-related anemia, represent a $12 billion market worldwide, of which Japan is about $1 billion and growing. ESA therapy has dramatically reduced the need for blood transfusions and the frequency and severity of anemia-associated morbidity, resulting in an improved quality of life for patients.

About Hematide™

Hematide has a completely novel amino acid sequence that is unrelated to erythropoietin, a hormone that stimulates red blood cell formation, or to any other known naturally-occurring human sequences. Compared to therapeutic proteins, Hematide has the potential advantages of an uncomplicated chemical synthesis, a simple dosing schedule characterized by once monthly administration, and room temperature storage. In addition, antibodies generated to erythropoietin do not cross-react with Hematide, providing a rationale to study it in patients with pure red cell aplasia (PRCA), a rare autoimmune disease caused by development of antibodies to recombinant erythropoietin. A Phase 2 study to evaluate Hematide in PRCA patients is scheduled to begin in early 2006.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

2

About Affymax

Affymax, Inc. is a clinical-stage pharmaceutical company that is developing a rich pipeline of synthetic peptide-based drugs against clinically validated targets for the treatment of kidney diseases and cancer. Hematide, the Company's lead clinical product candidate, is a novel peptide-based drug designed to stimulate red blood cell production currently in Phase 2 trials for the potential treatment of anemia associated with chronic kidney disease and cancer. For more information go to www.affymax.com.

About Takeda

Takeda, located in Osaka, Japan, is a research-based global company with its main focus on pharmaceuticals. As the largest pharmaceutical company in Japan and one of the global leaders of the industry, Takeda is committed to striving toward better health for individuals and progress in medicine by developing superior pharmaceutical products. Additional information about Takeda is available through its corporate website, www.takeda.com/index-e.html

# # #

For Further Information: Affymax
Mary Fermi Senior Director, Commercial Development 650-812-8722 mary_fermi@affymax.com	Daryl Messinger WeissComm Partners (for Affymax) 415-999-2361 daryl@weisscommpartners.com
Takeda Seizo Masuda Coordinator, Corporate Communications +81-6-6204-2060 Masuda_Seizo@takeda.co.jp

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

3

SCHEDULE 10.2

1.    [*]

2.    On June 9, 2004, Affymax filed a civil complaint in the Regional Court Munich I in the Federal Republic of Germany against Ortho Pharmaceutical Corporation and Ortho-McNeil Pharmaceutical, Inc. of Raritan, New Jersey (collectively "Ortho"). Affymax's complaint alleges that Affymax is an owner of European Patent Application EP 0 892 812 which currently lists Ortho as the sole applicant, and that Affymax should be named as the applicant, or in the alternative co-applicant, of that European application. [*] The case remains pending in Regional Court Munich I.

3.    On September 27, 2004, Affymax filed a civil complaint in the United States District Court for the Northern District of Illinois against Johnson & Johnson, Ortho-McNeil Pharmaceutical, Inc., Ortho Pharmaceutical Corporation, and The R.W. Johnson Pharmaceutical Research Institute d/b/a Johnson & Johnson Pharmaceutical Research and Development (collectively "J&J-Ortho"). Affymax's complaint alleges that J&J-Ortho have applied for and in some cases been granted patents covering subject matter that was invented by Affymax's scientists in connection with a Research and Development Agreement between Affymax and J&J-Ortho ("R&D Agreement"). Affymax alleges that, based on the applicable patent laws and the R&D Agreement, Affymax's scientists should have been identified as inventors on the patents and patent applications, and Affymax should have been granted ownership rights to these patents and patent applications. The complaint also alleges that J&J-Ortho has breached the R&D Agreement and Affymax has suffered certain damages as a result of said breach. Pursuant to the terms of the R&D Agreement, Affymax entered into a period of good faith discussions with J&J-Ortho to resolve, if possible, the dispute between the parties regarding the subject matter of Affymax's civil complaints in the US and Europe. On October 13, 2004, Affymax and J&J-Ortho entered into a standstill agreement in order to facilitate good faith discussions between the parties to resolve the dispute. On March 8, 2005, Affymax and J&J-Ortho entered into an expanded standstill agreement and Affymax filed a motion to voluntarily dismiss without prejudice the civil complaint in the U.S. District Court in Illinois; the motion was granted and the U.S. complaint was dismissed without prejudice and with leave to refile the complaint with the court prior to September 8, 2005. Affymax filed a Motion to Reinstate the U.S. complaint in the U.S. District Court in Illinois on September 8, 2005, and the motion was granted by the court reinstating the case. On October 10, 2005, Affymax filed an Amended Complaint in the US District Court in Illinois amending the names of the Defendants to reflect the current business units of Ortho and deleting certain claims regarding USSN 60/207,654, USSN 09/863,600 and PCT/US01/16654. On November 1, 2005, Ortho filed an Answer, Affirmative Defenses, and Counterclaims to the Affymax complaint. In their filing, Ortho denies all material claims against them raised in the Affymax complaint and pleads counterclaims which include, inter alia, that Ortho should be the sole owner of US Patent 5,986,047 and the joint owner of US Patents 5,773,569 and 5,830,851, all of which are currently assigned to Affymax. In the November 1, 2005 filing, Ortho also states that the case pending in the US District Court for the Northern District of Illinois should be dismissed and the case decided by binding arbitration as specified in the 1992 agreement between the parties. On November 11, 2005, Ortho filed a motion with the Illinois court to dismiss or stay the US and German litigations and compel the parties to binding arbitration. On December 2, 2005, Affymax filed an Answer to Defendants' Counterclaims which denies all material allegations in defendants' counterclaims. On December 14, 2005, [* ]

        [*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

4

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

i

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

v

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.